                                                                  EXHIBIT 10.114

 Confidential Treatment Requested. Confidential portions of this document have been redacted and have been filed separately with the Commission.


                               LICENSE AGREEMENT



                                 by and between



                        TAKEDA CHEMICAL INDUSTRIES, LTD.



                                      and



                       INTERNEURON PHARMACEUTICALS, INC.

                               LICENSE AGREEMENT



     THIS LICENSE AGREEMENT, effective as of December 2, 1999, by and between Interneuron Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware, United States, and having its principal office at 99 Hayden Avenue, Suite 200, Lexington, Massachusetts 02421-7966, United States ("Interneuron"), and Takeda Chemical Industries, Ltd., a corporation organized and existing under the laws of Japan and having its principal office at 1-1 Doshomachi 4-chome, Chuo-Ku, Osaka 540-8645, Japan ("Takeda").



                              W I T N E S S E T H:


     WHEREAS, Interneuron is the owner of, or has certain rights to, the Interneuron Intellectual Property, as defined herein; and

     WHEREAS, Takeda desires to obtain exclusive license and sublicense rights, with a right to grant further sublicenses, of the Interneuron Intellectual Property, and Interneuron desires to grant such license and sublicense rights to Takeda, upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:



                                   ARTICLE I



                                  DEFINITIONS
                                  -----------

     Unless specifically set forth to the contrary herein, the following capitalized terms, where used in the singular or plural, shall have the respective meanings set forth below:

1.1  "Affiliate" shall mean (i) any corporation or other business entity of
     -----------
     which at least fifty percent (50%) of the securities or other ownership interests representing the equity, voting stock or general partnership interest thereof are owned, controlled or held, directly or indirectly, by a Party, (ii) any corporation or other business entity which, directly or indirectly, owns, controls or holds at least fifty percent (50%) of the securities or other ownership interests representing the equity, voting stock or general partnership interest of a Party or (iii) any corporation or other business entity of which a Party has the right to acquire, directly or indirectly, at least fifty percent (50%) of the securities or other ownership interests representing the equity, voting stock or general partnership interest thereof.

1.2  "Back-Up Compound" shall mean any compound, other than the Compound or
     ------------------
     pagoclone, owned by Interneuron or to which Interneuron has exclusive rights to license in the Territory at the time Takeda elects to exercise the option referred to in Section 4.7 hereof.

1.3  "Business Day" shall mean any day that is not a Saturday or a Sunday or a
     --------------
     day on which the New York Stock Exchange or the Tokyo Stock Exchange is closed.

1.4  "Calendar Quarter" shall mean the respective periods of three (3)
     ------------------
     consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.5  "Calendar Year" shall mean each successive period of twelve (12) months
     ---------------
     commencing on January 1 and ending on December 31.

1.6  "cGMP" shall mean current applicable good manufacturing practices
     ------
     regulations of the FDA.

1.7  "Compound" shall mean cytidyl diphosphocholine, also known as CDP-choline
      --------
     or citicoline.

1.8  "CRO Contracts" shall mean the contracts entered into by and between
     ---------------
     Interneuron or its Affiliates and Third Parties for clinical studies concerning the Compound and/or Product, copies of which are attached hereto as Appendix 1.8.

1.9  "Due Date" shall mean a date when a particular sum of money falls due and
     ----------
     payable to Interneuron hereunder. For avoidance of doubt, if a sum of money is to be paid to Interneuron within a particular period of time after a particular event, the last day of that period shall be the Due Date for the purpose of this Agreement.

1.10 "Effective Date" shall mean the date first above written.
     --------------

1.11 "Ferrer Agreement" shall mean the License and Supply Agreement dated as of
     ------------------
     January 15, 1993, by and between Interneuron and Ferrer Internacional, S.A. ("Ferrer"), including all exhibits thereto and all amendments thereto, a copy of which is attached hereto as Appendix 1.11.

1.12 "Ferrer Consent Agreement" shall mean an agreement dated as of December 1,
     --------------------------
     1999 by and among Ferrer, Interneuron and Takeda, a copy of which is attached hereto as Appendix 1.12.

1.13 "FDA" shall mean the United States Food and Drug Administration or any
     -----
     successor agency having substantially the same functions.

1.14 "First Commercial Sale" shall mean, with respect to any Product, the first
     -----------------------
     commercial sale of such Product by Takeda, its Affiliates or any of its sublicensees anywhere in the Territory.

1.15 "GAAP" shall mean generally accepted accounting principles in the United
      ----
     States.

1.16 "Improvement" shall mean any enhancement in the manufacture, formulation,
     -------------
     ingredients, preparation, presentation, means of delivery or administration, dosage, indication, use or packaging of the Compound or Product.

1.17 "Initial Indication" shall mean all indications for the Product included in
      ------------------
     the first NDA as filed.

1.18 "Interneuron Intellectual Property" shall mean the Interneuron Patents and
      ---------------------------------
     Interneuron Know-How.

1.19 "Interneuron Know-How" shall mean any and all information and materials,
     ----------------------
     including but not limited to, discoveries, information, processes, formulas, data, inventions, know-how and trade secrets, whether patentable or otherwise, which:

     (a) as of the Effective Date or at any time during the term of this Agreement, are owned or controlled by Interneuron or any of its Affiliates; and

     (b) relate in any way to the Compound, the Product and/or any Improvement. Such information and materials shall include, by way of example but without limitation, all chemical, pharmaceutical, toxicological, preclinical, clinical, assay control, manufacturing, regulatory, and like information, including information owned or controlled by Interneuron which is used in NDAs, which may be used or useful for the development, manufacturing, obtaining of regulatory approval, marketing and/or sale of the Compound or Product, whether or not considered proprietary and whether or not subject to statutory registration or protection. For the purpose of this Agreement, Interneuron shall be deemed to control the Interneuron Know-How if it does not own the same but has the right to grant a license or sublicense of same in any country within the Territory.

1.20 "Interneuron Patents" shall mean any and all issued United States and
     ---------------------
     Canadian patents and filed United States and Canadian patent applications, which (excluding U.S. Patent No. 5,958,896 and any related applications owned by the McLean Hospital):

     (a) as of the Effective Date or at any time during the term of this Agreement, are owned or controlled by Interneuron or any of its Affiliates; and

     (b) relate in any way to the Compound, the Product and/or any Improvement; including but not limited to certificates of invention, substitutions, additions, divisions, continuations, continuations-in-part, reissues, renewals, re-examinations, extensions, supplementary protection certificates or the like of any such patents and patent applications, including but not limited to the patents and patent applications listed on Appendix 1.20 hereto. For the purpose of this Agreement, Interneuron shall be deemed to control the Interneuron Patents if it does not own the same but has the right to grant a license or sublicense of same in any country within the Territory.

1.21 "IPI-018 Study" shall mean a Phase 3 clinical trial which comprises a
     ---------------
     randomized double blind study for the ischemic stroke patients on oral citicoline.

1.22 "IPI-020 Study" shall mean a Phase 3 clinical trial which comprises a
     ---------------
     bioavailability study of intravenous and oral preparations of citicoline in volunteers.

1.23 "Kyowa Hakko Agreement" shall mean the Supply Agreement, dated July 30,
     -----------------------
     1999, between Interneuron and Kyowa Hakko USA, Inc., a copy of which is attached hereto as Appendix 1.23.

1.24 "Kyowa Hakko Agreement Assignment" shall mean an assignment dated as of
     ----------------------------------
     December 1, 1999, by and among Kyowa Hakko USA, Inc., Interneuron and Takeda, a copy of which is attached hereto as Appendix 1.24.

1.25 "MIT Consent Agreement" shall mean an agreement dated as of December 1,
     -----------------------
     1999, by and among Massachusetts Institute of Technology ("MIT"),
                                                                ---
     Interneuron and Takeda, a copy of which is attached hereto as Appendix
     1.25.

1.26 "NDA" shall mean any new drug application regarding a Product filed with
     -----
     the FDA after the Effective Date, including a reactivation, refiling, resubmission and/or amendment of new drug application number 20-904.

1.27 "NDS" shall mean a new drug submission filed with the Health Protection
     -----
     Branch of Health Canada for marketing authorization of a Product in Canada.

1.28 "Net Sales" shall mean the actual gross amount invoiced for the commercial
     -----------
     sale of Product commencing upon the date of First Commercial Sale by Takeda, its Affiliates or its sublicensees to the first Third Party after deducting in accordance with GAAP, if not previously deducted from the amount invoiced:

     (a)  trade, cash, promotional and quantity discounts;

     (b) recalls, credits and allowances on account of returned or rejected products including, but not limited to, allowance for breakage and spoilage;

     (c) rebates, chargebacks and amounts paid on the sale or dispensing of Product; and

     (d) sales or excise taxes, VAT or other taxes, transportation and insurance charges and additional special transportation, custom duties, and other governmental charges invoiced to a Third Party.

1.29 "Party" shall mean Interneuron or Takeda.
     -------

1.30 "Payment Year" shall mean (i) for the year in which the First Commercial
     --------------
     Sale occurs, the period commencing with the date of First Commercial Sale and expiring on the last day of the month which is twelve (12) months after the month in which the date of First Commercial Sale occurs and (ii) for all subsequent years, each successive twelve (12) month period.

1.31 "Product" shall mean any finished pharmaceutical formulations containing
     ---------
     the Compound in any dosage form, the development, manufacture, use, import, offer for sale, marketing, sale or other disposition of which uses Interneuron Intellectual Property.

1.32 "Proprietary Information" shall mean any and all scientific, clinical,
     -------------------------
     regulatory, marketing, financial and commercial information or data, whether communicated in writing, orally or by any other means, which is provided by one Party to the other Party in connection with this Agreement. Information or data orally disclosed shall constitute Proprietary Information if it is reduced to writing and sent to the other Party within sixty (60) days after the oral disclosure to that other Party.

1.33 "SEC" shall mean the United States Securities and Exchange Commission.
      ---

1.34 "Territory" shall mean Canada and the United States of America and the
     -----------
     territories and possessions of the United States of America, including the District of Columbia, Puerto Rico and U.S. Virgin Islands.

1.35 "Third Party" shall mean a person or entity who or which is neither a Party
      -----------
     nor an Affiliate of a Party.

1.36 "Valid Claim" shall mean a claim of an issued and unexpired patent included
     -------------
     within the Interneuron Patents, which has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or for which an appeal has not been filed within the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise. For the purposes of this Agreement, a Valid Claim shall also include a claim in a pending application included within the Interneuron Patents, which application (i) is under active prosecution, (ii) for which formal examination has been requested, or (iii) is entitled to provisional protection.

                                   ARTICLE II



                               LICENSE AND OPTION
                               ------------------

2.1  License and Sublicense Grants. Subject to the terms and conditions of the
     ------------------------------
     Ferrer Agreement, Interneuron hereby grants to Takeda (i) an exclusive (even as to Interneuron) license under the Interneuron Intellectual Property owned by Interneuron as of the Effective Date or at any time thereafter during the term of this Agreement, and (ii) an exclusive (even as to Interneuron) sublicense under the Interneuron Intellectual Property which is controlled (but not owned) by Interneuron as of the Effective Date or at any time thereafter during the term of this Agreement, to develop, make, have made, use, import, offer for sale, market, sell and otherwise dispose of the Compound and Product in the Territory.

2.2  Right to Sublicense.  Takeda shall have the right to grant sublicenses
     --------------------
     under the Interneuron Intellectual Property in the United States of America (including the territories and possessions thereof) to (i) its Affiliates,
     (ii) to Third Parties having a market capitalization (i.e., the number of outstanding shares multiplied by the market price of a share) of at least ten (10) billion U.S. Dollars and (iii) subject to prior written consent by Interneuron, which shall not be unreasonably withheld, to other Third Parties. Takeda shall have the unlimited right to grant sublicenses under the Interneuron Intellectual Property in Canada. Interneuron shall execute and deliver to Takeda concurrently herewith: (i) the Ferrer Consent Agreement in the form of Appendix 1.12 and (ii) the MIT Consent Agreement in the form of Appendix 1.25.

2.3  Option to License Back-Up Compound.  Interneuron hereby grants Takeda an
     -----------------------------------
     exclusive option to obtain an exclusive (even as to Interneuron) license to develop, make, have made, use, import, offer for sale, market, sell and otherwise dispose of a Back-Up Compound in the Territory, on and subject to the terms and conditions set forth in Section 4.7 hereof.

2.4  Meaning of Exclusivity.  For the purpose of this Agreement, "an exclusive
     -----------------------                                     -------------
     license", "an exclusive sublicense" or "an exclusive option" shall mean
     --------  -------------------------    ---------------------
     that Interneuron does not have the right to exploit itself, nor have the right to grant to any of its Affiliates or any Third Parties a license, sublicense, option or other right to exploit, the Compound, a Back-Up Compound or Product or otherwise interfere with the right or option granted to Takeda hereunder until expiration of the such right or option, except for the rights granted to Takeda hereunder.

2.5  Option to Obtain Assignment. At any time following payment by Takeda to
     ----------------------------
     Interneuron of the amount set forth in Section 6.1.1(d) (as may be adjusted by

     Section 6.1.3), and up to the time of any re-assignment pursuant to
     Section 2.6, Takeda may at its sole option, by written notice to Interneuron, require Interneuron to assign to it or its Affiliates all right, title and interest in and to all Interneuron Intellectual Property in the Territory owned by Interneuron as of the Effective Date or at any time thereafter during the term of this Agreement, free and clear of any and all liens, security interests or other encumbrances (other than the security interests granted to Takeda pursuant to this Agreement and Takeda's obligation to reassign such Interneuron Intellectual Property to Interneuron pursuant to Section 2.6 of this Agreement). Upon Takeda's exercise of such option, Interneuron shall, within five (5) days following receipt of Takeda's written notice as aforesaid, execute and deliver to Takeda an Assignment of Invention in the form reasonably acceptable to Takeda with respect to Interneuron Intellectual Property in the Territory owned by Interneuron at any time from the Effective Date through the date of its execution of such Assignment of Invention. Interneuron shall immediately inform Takeda of any Interneuron Intellectual Property in the Territory which is acquired or owned by Interneuron after the date of its execution of the Assignment of Invention ("After-Acquired Property").
                                               -------------------------
     Interneuron shall transfer, convey, assign and deliver to Takeda, all After-Acquired Property (including any right, title and interest arising therefrom) within five (5) days of Interneuron's acquisition or ownership thereof. Interneuron further shall execute and deliver to Takeda such other instruments, and take such other actions, as Takeda may reasonably deem necessary in order more effectively to transfer, convey and assign to Takeda all right, title and interest in and to the Interneuron Intellectual Property owned by Interneuron as of the Effective Date or at any time thereafter during the term of this Agreement. Upon such assignment of Interneuron Intellectual Property, the security interest granted to Takeda under Article III of this Agreement shall be released, and the Parties shall continue to be bound by the other provisions of this Agreement.

2.6  Re-assignment.  If there occurs an assignment to Takeda of Interneuron
     --------------
     Intellectual Property pursuant to Section 2.5 of this Agreement, Interneuron may, by written notice to Takeda, require Takeda to re-assign such Interneuron Intellectual Property to Interneuron, in accordance with the procedures set forth in Section 2.5, provided that at the time of such request for reassignment (i) Interneuron's market capitalization (i.e., the number of outstanding shares multiplied by the market price of a share) has averaged at least US$400 million during three (3) consecutive Calendar Quarters preceding such request for re-assignment, (ii) Interneuron is not subject to a bankruptcy proceeding, and (iii) Interneuron has had a current working capital ratio (i.e., current assets divided by current liabilities) of at least two to one during the two consecutive Calendar Quarters preceding such request for re-assignment (collectively, the "Financial
                                                                 ----------
     Criteria").  Upon such re-assignment of Interneuron Intellectual Property,
     ---------
     the Parties shall continue otherwise to be bound by the provisions of this Agreement.

                                  ARTICLE III

                                    SECURITY
                                    --------



3.1  Grant of Security Interest.  Interneuron hereby grants to Takeda a first
     ---------------------------
     priority security interest, senior to any and all other liens and encumbrances, in all of the Interneuron Intellectual Property and, in the event Takeda licenses a Back-Up Compound, in the Back-Up Compound selected by Takeda, whether now owned or hereafter acquired by Interneuron and in all of Interneuron's rights in and to all Interneuron Intellectual Property controlled by Interneuron (collectively, the "Collateral").
                                                  ------------

3.2  Security for Obligations.  The grant of security interest set forth in this
     -------------------------
     Section secures the performance when due of each of the following obligations of Interneuron ("Obligations") owed to Takeda under this
                                 -------------
     Agreement and any Ancillary Agreements: (i) obligation to assign the Interneuron Intellectual Property to Takeda pursuant to Section 2.5, (ii) obligation to perform the FDA related responsibilities set forth in Section 4.2.1, (iii) obligation to grant the option and negotiate a license for the Back-Up Compound to Takeda pursuant to Section 4.7 and (iv) any other material obligations of Interneuron.

3.3  Further Assurances.
     ------------------

     (a) From time to time, Interneuron shall promptly execute and deliver such other agreements, instruments, documents or notices (including without limitation financing statements or amendments thereto), and take such other actions, as Takeda may reasonably deem necessary in order to perfect, protect and preserve any lien granted or purported to be granted hereby and to enable Takeda to exercise and enforce any of its rights and remedies hereunder with respect to any Collateral. Upon any failure by Interneuron to perform in accordance with this Section 3.3, Takeda may make, execute, record, file, re-record and/or refile any and all such agreements, instruments, documents or notices for and in the name of Interneuron, and Interneuron hereby appoints Takeda as Interneuron's agent and attorney-in-fact so to do, which appointment is coupled with an interest and is irrevocable.

     (b) Interneuron hereby authorizes Takeda to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Interneuron where permitted by law.

     (c) Interneuron shall furnish to Takeda from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Takeda may reasonably request in writing, all in reasonable detail.

3.4  Release of Security Interest.  The security interest granted pursuant to
     -----------------------------
     Section 3.1 of this Agreement shall be released by Takeda (i) upon the assignment of Interneuron Intellectual Property pursuant to Section 2.5 of this Agreement, (ii) upon achievement by Interneuron of the Financial Criteria set forth in Section 2.6 of this Agreement, (iii) upon satisfaction of the Obligations set forth in Section 3.2 of this Agreement,
     (iv) with respect to the security interest in Interneuron Intellectual Property, upon exercise by Takeda of its option to license a Back-Up Compound, or (v) upon termination of this Agreement (provided that there are no accrued and unperformed obligations of Interneuron hereunder).



                                  ARTICLE  IV



                       DEVELOPMENT AND COMMERCIALIZATION
                       ---------------------------------

4.1  Disclosure of Information. Within ten (10) days of execution of this
     --------------------------
     Agreement, Interneuron shall disclose to Takeda in writing all Interneuron Intellectual Property which has not previously been disclosed to Takeda. Within ten (10) days after Interneuron acquires the ownership or obtains control of Interneuron Intellectual Property on or after the Effective Date, Interneuron shall disclose to Takeda in writing on an ongoing basis all Interneuron Intellectual Property. All costs and expenses required for copying and transporting documents to Takeda containing the Interneuron Intellectual Property shall be borne by Takeda. It is expected that the initial output of key efficacy and safety parameters of the IPI-018 Study, with preliminary statistical evaluation in tabular form, will be available and delivered to Takeda before the end of January 2000; and that the final report of the IPI-020 study will be available and delivered to Takeda before the end of January, 2000. In addition, Interneuron shall provide Takeda with a draft copy of the first NDA at least two (2) weeks before the Target Date, as hereinafter defined, at Takeda Pharmaceuticals America, Inc. in Lincolnshire, Illinois.

4.2  Diligence; Development and Commercialization.
     --------------------------------------------

     4.2.1  Interneuron's Responsibility.    Interneuron will be responsible
            ----------------------------
            for:

          (a) conducting, completing and funding the cost of the currently ongoing Phase 3 clinical trials known as IPI-018 and IPI-020 Studies, subject to Section 4.2.5;

          (b) preparation of all documents necessary for the filing of the first NDA in the name of Takeda or its sublicensee, including, but not limited to, documents concerning chemistry, manufacturing and controls ("CMC"), provided that Takeda provides Interneuron with necessary assistance and cooperation regarding CMC matters;

          (c) submission of the first NDA in the name of Takeda or its sublicensee, provided that Interneuron shall remain the primary contact with FDA through the FDA advisory committee meeting (or, until Takeda assumes such primary contact pursuant to Section 4.2.2), subject to Takeda's rights to receive prompt notice of FDA requests and to consult and participate with respect to discussions with FDA regarding the agenda for the advisory committee meeting, and with respect to responses as hereinafter provided;

          (d) all such things and assistance as are reasonably necessary and appropriate for the first NDA to be approved in the name of Takeda or its sublicensee, including, but not limited to, responding on behalf of Takeda or its sublicensee to inquiries, requests or recommendations which may be made by the FDA, provided that Interneuron is not required to conduct any additional clinical or non-clinical studies other than those specified in Section 4.2.1 (a) above;

          (e) to the extent Interneuron has advance notice, notifying Takeda prior to any FDA inspections or meetings and permitting Takeda to be present and participate in such inspections and meetings; and

          (f) all such other things as are reasonably necessary, incidental or conducive and appropriate to the discharging of the responsibilities set forth in paragraph (a) through (e) above.

          Interneuron shall not file the first NDA prior to April 30, 2000, or such later date as provided in the next sentence (the "Target Date"),
                                                                 -----------
          without the mutual written consent of the Chief Executive Officer of Interneuron and the General Manager of the Pharmaceutical International Division of Takeda. If the preliminary report of the IPI-018 Study, the final report of the IPI-020 Study, or the draft copy of the first NDA are not delivered to Takeda within the respective time periods contemplated for each in Section 4.1, the Target Date shall be extended by the same number of days as the delivery of each such report to Takeda is delayed beyond its respective contemplated delivery date.

          All the costs and expenses for any work or services for which Interneuron is responsible under this Section 4.2.1 shall be borne by Interneuron. Interneuron shall comply, in all material respects, with all applicable laws and regulations in discharging its responsibilities hereunder.

    4.2.2 Takeda's Responsibility.  Takeda shall be the primary contact with FDA
          ------------------------
          following the advisory committee meeting (or, if no such meeting is held, with respect to matters normally addressed following such meeting, e.g., labeling, marketing, etc.), subject to Interneuron's rights to receive prompt notice of FDA requests and to consult with respect to responses until such time as Interneuron notifies Takeda. Takeda will be responsible for conducting and funding the cost of all other development, including regulatory filings, of Product in the Territory required for commercialization which Takeda deems necessary in its sole discretion, including but not limited to: (i) Phase 3B and Phase 4 studies with respect to the Compound or Product which are related to, but not required in connection with or to support approval of, the labeling claims for the Initial Indication for Product, as well as new labeling claims for Product; (ii) outcome studies for the Initial Indication as well as new labeling claims; (iii) developing and obtaining regulatory approval for indications other than the Initial Indication for the Territory; and (iv) developing and obtaining regulatory approval in the Territory for new formulations of Product or additional dosage forms of the formulation of the Compound or Product. All the costs and expenses for any work or services for which Takeda is responsible shall be borne by Takeda. With respect to Canada, Takeda shall have the sole right to decide whether and when to file and prosecute the NDS. Takeda shall comply, in all material respects, with all applicable laws and regulations in discharging its responsibilities hereunder.

    4.2.3 Cooperation; Other Matters.  The progress and results of development
          ---------------------------
          of the Product, including, but not limited to, all correspondence and communications with the FDA, as well as such other information reasonably requested by each Party relating to the progress, goals or performance of such development, shall be reported in writing to the other Party as soon as practicable. The Parties will use their best efforts to consult and cooperate with each other, without undue expense or delay, in connection with all substantive communications with FDA. Each Party shall also notify the other Party upon the receipt of regulatory approvals and Takeda shall immediately notify Interneuron of the date of First Commercial Sale. Takeda shall use its best efforts to maximize commercialization in the Territory of the Product and shall launch Product in the United States within six (6) months after receipt of FDA authorization to market Product in the United States. Takeda shall comply, in all material respects, with all applicable laws and regulations in the marketing of Product in the Territory. The term "best efforts" as used herein shall mean such efforts as are reasonable in light of commercial considerations which are generally accepted in the pharmaceutical sector.

    4.2.4 Takeda's Rights to Assist in  the Preparation of the first NDA;
          ---------------------------------------------------------------
          Requests for Additional Tests or Studies.  Takeda may, at its own cost
          -----------------------------------------
          and responsibility, have its personnel assist and join in the performance of the work and services to be rendered by Interneuron in connection with the preparation and the filing of the first NDA and other work and services described in Section 4.2.1, provided that such assistance and services do not cause a delay in submitting the first NDA beyond the Target Date. From the sooner of January 10, 2000, or when the preliminary statistical evaluation of the IPI-018 Study becomes available, Takeda will have the right to dispatch one of its regulatory personnel to Interneuron in order to assist with the filing and approval of the first NDA. If the FDA notifies Interneuron that additional testing or studies are required for approval of the first NDA, Takeda shall have the right to determine by written notice to Interneuron within ninety (90) days of such notice from Interneuron whether to conduct, at Takeda's expense, such additional testing and proceed with, or, alternatively, to transfer or assign the NDA to Interneuron. In the event Takeda does not determine to proceed with such testing within such ninety (90) day period, Takeda shall promptly transfer or assign the NDA to Interneuron, and this Agreement shall terminate and all rights to the Interneuron Intellectual Property shall revert to Interneuron.

    4.2.5 Takeda's Right to Assume Development Work. If the Chief Executive
          ------------------------------------------
          Officer of Interneuron and the General Manager of the Pharmaceutical International Division of Takeda mutually determine that Interneuron cannot or may not be able to perform the work and services set forth in Section 4.2.1 in an efficient manner by the Target Date (as defined in Section 4.2.1), or if Interneuron files or institutes bankruptcy, reorganization, liquidation or receivership proceedings or assigns a substantial portion of the assets for the benefit of creditors and becomes unable to perform the work and services set forth in Section
          4.2.1 by the Target Date (as defined in Section 4.2.1), Takeda may assume the responsibility to perform such work and services, and Interneuron shall provide Takeda with all reasonably necessary cooperation and assistance to enable Takeda to perform and complete such work and services in an expeditious and effective manner. Such determination shall be made timely and in good faith.

4.3  Steering Committee.  The Parties agree to establish a steering committee
     -------------------
     (the "Committee") to facilitate the approval of the first NDA, and the
          -----------
     development and commercialization of the Product as follows:

     (a)  Composition of the Committee.  The Committee shall be comprised of at
          -----------------------------
          least one (1) named representative of Interneuron and at least one (1) named representative of Takeda, it being understood that the number of the representative(s) of each Party shall be the same. The initial representatives of each Party shall be set forth on Appendix 4.3.
          Each Party shall appoint its respective representatives to the Committee from time to time, and may substitute one or more of its representatives, in its sole discretion, effective upon notice to the other Party of such change. Additional representatives or consultants may from time to time, by mutual consent of the Parties, be invited to attend Committee meetings, subject to compliance with Section 5.1.
          The Committee shall use its reasonable efforts in good faith to resolve by unanimous consent any issue relevant to the development and commercialization of the Product within the scope of the Committee's responsibility pursuant to Section 4.3(d).

     (b)  Committee Resolution.  Two representatives or other even number of
          ---------------------
          representatives, one half of whom shall be representative(s) of Interneuron and the remaining shall be representative(s) of Takeda, shall constitute a quorum of any meeting of the Committee. Each representative of each Party shall have one vote. If the Committee is unable to unanimously agree with respect to any issue, notwithstanding the exercise of its reasonable efforts in accordance with Section 4.3(a), (i) prior to the filing of the first NDA, such issue shall be referred to the Chief Executive Officer of Interneuron and the General Manager of the Pharmaceutical International Division of Takeda for resolution, and (ii) on or after the filing of the first NDA, such issue shall be referred to such General Manager of Takeda for resolution. Any final decision so made shall be conclusive and binding on the Parties. All issues not relating to the first NDA, including, without limitation, interpretation of this Agreement, shall be determined in accordance with the provisions of Section 11.7.

     (c)  Meetings and Costs.  The Committee shall meet at least once each
          -------------------
          Calendar Quarter, starting in the Calendar Quarter in which this Agreement is executed, at a location to be mutually agreed upon by the Parties. If the Parties fail to agree as to the location of any such meeting, the Committee shall meet by means of conference call or other similar communications medium. Each Party shall bear its own costs in connection with meetings of the Committee.

     (d)  Committee Responsibilities.  Except as otherwise specifically set
          ---------------------------
          forth in this Agreement, the Committee shall be responsible for overseeing the development of Product including but not limited to generation, review and discussion of all clinical protocols, budgets, timetables for the development and commercialization of the Product, contents of the first NDA and the filing of the first NDA

     (e) Notwithstanding any provision of this Section, if either Interneuron or Takeda fails to designate its respective Committee member(s) in a timely manner, the other Party may unilaterally decide such issues, and upon such other Party's request, the Party failing to designate the Committee member shall perform or provide all things reasonably necessary to effectuate any decision so made by the other Party, to the extent not inconsistent with the terms of this Agreement.

4.4  Regulatory Matters.  Subject to the provisions of Sections 4.2 and 4.3,
     -------------------
     Interneuron shall have primary responsibility for the preparation, filing and prosecution of all filings and regulatory applications (in the name and on behalf of Takeda or its sublicensee) necessary to obtain the first NDA approval of the Product in the United States provided, however, that Takeda shall have the right to monitor Interneuron's progress prior to and during the filing and prior to the approval of the first NDA. Interneuron shall request and use its best efforts to hold one or more pre-NDA meetings regarding CMC matters and other issues, provided that in no event shall Interneuron be required to delay submission of the first NDA or the Target Date by reason of pre-NDA meetings regarding such other issues, and Interneuron shall permit Takeda to participate in pre-NDA meetings. After FDA approval of the first NDA, Takeda shall assume all responsibilities and obligations relating to the first approved NDA and any subsequently prepared or filed NDAs. Takeda shall have the right to cross reference any regulatory filing owned or controlled by Interneuron or to which Interneuron has access and the legal right to disclose.

     Takeda shall, subject to the provisions of Section 10.2, have sole responsibility for, and bear all costs and expenses associated with, any recall, withdrawal or seizure of the Product in the Territory. Any Product returned to Interneuron shall be shipped to Takeda's nearest facility, and Takeda shall pay any reasonable or authorized shipping or other documented direct cost relating to such returns. Subject to the provisions of Section 10.2, Interneuron shall incur no liability of any nature in the handling of such returns.

4.5  Manufacturing.  Concurrently herewith, Interneuron shall execute and
     --------------
     deliver to Takeda the Kyowa Hakko Agreement Assignment, in the form of Appendix 1.24. Takeda shall be responsible for the manufacture of the Compound and Product, subject to the Ferrer Consent Agreement and the Kyowa Hakko Agreement Assignment. Takeda will manufacture or have manufactured the Compound and Product in accordance with cGMP.

4.6  Trademark. Takeda may select any trademarks for Product, subject to the
     ----------
     Ferrer Agreement.

4.7  Back-Up Compound.
     -----------------

     4.7.1 Option.   Until the earlier of the Target Date or the date of
           -------
           submission of the first NDA, Takeda shall have the exclusive option, exercisable by written notice to Interneuron, to obtain from Interneuron a license with respect to Back-Up Compound in accordance with Section 2.3, including the right to grant further sublicenses in the Territory (subject to the same qualifications regarding sublicensing as set forth in Section 2.2 of this Agreement); provided, however, that upon exercise of such exclusive option to license of a Back-Up Compound, this Agreement shall, subject to Sections 4.7.2 to 4.7.5, immediately terminate.

     4.7.2 Evaluation and Negotiation Period Following Notice.  Takeda shall
           ---------------------------------------------------
           have a ten (10) month period (the "Negotiation Period") from the date
                                             --------------------
           of its exercise of its option pursuant to Section 4.7.1 to evaluate potential Back-Up Compounds, select one Back-Up Compound and negotiate to enter into a license agreement for the Back-Up Compound. Prior to the expiration of the Negotiation Period, Takeda shall notify Interneuron in writing of (i) its selection of a Back-Up Compound and the identification of such compound or (ii) its decision not to select a Back-Up Compound.

     4.7.3 License Agreement for the Selected Back-Up Compound.  Interneuron
           ----------------------------------------------------
           shall provide Takeda with its proposed terms for a license of the Back-Up Compound selected by Takeda within ten (10) days of its receipt of the notice referred to in Section 4.7.2(i). The Parties shall commence good faith negotiations to enter into a license agreement for the Back-Up Compound before the expiration of the Negotiation Period. The license agreement shall include commercially reasonable terms and conditions, including provisions for development, commercialization and due diligence by Takeda. The US$3,000,000 option fee referred to in Section 6.1.1(c) shall be credited against amounts payable under such license agreement.

     4.7.4 Interneuron's Obligation on Back-Up Compounds. During the period in
           ----------------------------------------------
           which Takeda may exercise its option to obtain a license for a Back-Up Compound, Interneuron shall not grant any rights to Third Parties which are inconsistent with Takeda's option rights under this
           Section 4.7 or, if the Back-Up Option is exercised, abandon the Back-Up Compound, and shall use its best efforts to maintain the value of the Back-Up Compound.

     4.7.5 Most-favored Option.  In the event that the Parties cannot agree
           --------------------
           upon the terms of the license agreement for a Back-Up Compound prior to expiration of the Negotiation Period, Interneuron shall not, for an additional period of six (6) months, offer to any Third Party a license to such Back-Up Compound under terms which are, on the whole, more favorable to such Third Party than those offered to Takeda. If Interneuron wishes to license a Back-Up Compound to a Third Party, Interneuron shall first provide written notice to Takeda setting forth the terms of such proposed license, and Takeda shall have the exclusive option exercisable within thirty (30) days after such notice, to enter into a license agreement for such Back-Up Compound in accordance with the terms of such proposed license. If Takeda exercises such option, then the last two sentences of Section 4.7.3 shall apply.

                                   ARTICLE V



                        CONFIDENTIALITY AND PUBLICATION
                        -------------------------------

5.1  Non-Disclosure and Non-Use Obligations.  All Proprietary Information
     ---------------------------------------
     disclosed by one Party to the other Party hereunder, and the royalty rates under this Agreement, shall be maintained in confidence and shall not be disclosed to any Third Party or used for any purpose except as expressly permitted herein, without the prior written consent of the Party that disclosed the Proprietary Information to the other Party. The foregoing non-disclosure and non-use obligations shall not apply to the extent that such Proprietary Information:

     (a) is known by the receiving Party at the time of its receipt, except for Proprietary Information previously disclosed to the receiving Party by the disclosing Party, as documented by business records;

     (b)  is properly in the public domain or knowledge;

     (c) is subsequently disclosed to a receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party; or

     (d) is developed by the receiving Party independently of Proprietary Information received from the other Party, as documented by research and development records.

5.2  Permitted Disclosure of Proprietary Information.  Notwithstanding Section
     ------------------------------------------------
     5.1, a Party receiving Proprietary Information of the other Party may disclose such Proprietary Information:

     (a) to governmental or other regulatory agencies in order to obtain patents pursuant to this Agreement, or to gain approval to conduct clinical trials for or to market Products under this Agreement, provided, however, that such disclosure shall be limited to the extent reasonably necessary to obtain such patents or authorizations;

     (b) to its respective agents, consultants, Affiliates, Takeda's sublicensees and/or other Third Parties for the research and development, manufacturing and/or marketing of the Compound and/or Products (or for such parties to determine their interests in performing such activities) on the condition that such Affiliates, sublicensees and Third Parties agree to be bound by the confidentiality obligations contained in this Agreement; or

     (c) if required to be disclosed by law or court order, provided that notice is promptly delivered to the non-disclosing Party by the Party disclosing the

          Proprietary Information in order to provide an opportunity to challenge or limit such disclosure; provided, however, that without limiting any of the foregoing, each Party, including any Affiliates or Takeda's sublicensees, may make disclosure of this Agreement, and the terms hereof in any filings required by the SEC or its counterparts to which such Party is subject, may file this Agreement as an exhibit to any filing with the SEC or its counterparts, and may distribute any such filing in the ordinary course of its business.

     Upon execution of this Agreement, the Parties may issue a press release in the form attached as Appendix 5.2.

5.3  Publication.  The Committee shall be responsible for supervising any
     ------------
     proposed publications or oral disclosures relating to the Compound or Product by either Party until the first NDA has been approved, provided that Interneuron shall have a right to publish or present the data from the IPI-018 Study, subject to Takeda's review and comment. Any submissions of proposed publications and other disclosures presented to the Committee shall be in the English language.

5.4  Interneuron's Obligation.  At all times prior to Takeda's exercise of its
     -------------------------
     option pursuant to Section 2.5, Interneuron shall take all steps reasonably necessary and appropriate to preserve and protect its proprietary rights in and to the Interneuron Intellectual Property. Following assignment thereof to Takeda pursuant to Section 2.5, Interneuron shall not use nor disclose Interneuron Know-How and any information relating thereto (including but not limited to the patentability thereof) to its Affiliates or Third Parties except in accordance with the terms of this Agreement.



                                   ARTICLE VI



                              PAYMENTS AND REPORTS
                              --------------------



6.1  Initial Fees, Reimbursement Payment, Option Fee and Milestone Payments
     ----------------------------------------------------------------------

     6.1.1 Initial Fees, Reimbursement Payment, Option Fee and Milestone
           -------------------------------------------------------------
           Payments.  Subject to the terms and conditions contained in this
           ---------
           Agreement, in consideration of the license, assignment and sublicense rights granted to it of the Interneuron Intellectual Property, the option for Back-Up Compound, as well as FDA-related services and other services contemplated hereby, Takeda shall pay or cause to be paid to Interneuron the following amounts, each of which is non-refundable and non-creditable unless otherwise set forth herein:

           (a) US$5,000,000 upon execution of this Agreement, as an initial fee;

          (b) US$5,000,000 upon the later of (i) the date of completion of IPI-018 Study (defined as the date that the last patient enrolled in IPI-018 has finished participation in the study and Takeda receives a written notice from Interneuron with respect thereto or (ii) December 15, 1999, as partial reimbursement of the costs of the IPI-018 and IPI-020 Studies;

          (c) US$3,000,000 upon the payment provided for in Section 6.1.1(b), as an option fee for the Back-Up Compound;

          (d)  US$20,000,000 upon the FDA's acceptance for filing of the first
               NDA;

          (e) US$30,000,000 upon the receipt of written approval by the FDA of the first NDA;

          (f)  US$3,000,000 upon the acceptance for filing of the NDS in Canada;

          (g) US$7,000,000 upon the receipt of written approval of the NDS in Canada; and

          (h)  US$[*] for every US$[*] (the "Sales Milestone") of cumulative Net
                                        ---------------------
               Sales in the Territory provided that a Sales Milestone is achieved within any consecutive 24-month period. In determining whether a Sales Milestone has been reached, cumulative Net Sales shall be calculated on a rolling 24-month basis until a Sales Milestone has been reached for the immediately preceding 24-month period, at which time the calculation of cumulative Net Sales shall commence again. For example, in the event that a Sales Milestone is achieved during month 11, a new 24-month period shall commence on the date immediately following the achievement of such Sales Milestone.

     6.1.2 Payments set forth in Section 6.1.1(a) to (c).  The payments
           ----------------------------------------------
           referred to in (a) to (c) in Section 6.1.1 shall be due and payable to Interneuron no later than five (5) Business Days after each milestone event set forth therein; provided, that (i) with respect to the payments referred to in Sections 6.1.1(b) and (c), if such payments are due on December 15, 1999, they shall be made on such date and (ii) in relation to the payment set forth in Section 6.1.1(b), Takeda may (x) deduct the total unpaid contractual amount due by Interneuron to Third Parties under the CRO Contracts as of December 15, 1999, which amount shall be set forth in a written notice by Interneuron to Takeda no later than December 8, 1999 (the "Unpaid CRO Amount"), (y) pay invoices of the CRO in a timely manner
           -------------------
           (after



-----------------------------------
* Confidential treatment requested.

           providing Interneuron with the opportunity to negotiate the fees and expenses charged under the CRO Contracts) up to the Unpaid CRO Amount, and (z) pay any balance of the Unpaid CRO Amount to Interneuron within five (5) Business Days after the final payment by Takeda on behalf of Interneuron pursuant to the CRO Contracts.

     6.1.3 Payment set forth in Section 6.1.1(d).  The payment referred to in
           --------------------------------------
           Section 6.1.1(d) shall be due and payable to Interneuron as soon as practicable but no later than five (5) Business Days after Interneuron notifies Takeda in writing of the achievement of the relevant milestone event, with evidence reasonably acceptable to Takeda, it being understood that the FDA's acceptance of the filing of an NDA is deemed to be made within sixty (60) days after submission unless the FDA notifies the applicant within such period of the rejection, request or recommendation of modification or condition of acceptance in relation to the same. Notwithstanding the foregoing, in a case where Takeda has taken over pursuant to Section
           4.2.5 the work and services set forth in Section 4.2.1, Takeda shall be entitled to deduct from the payment set forth in Section 6.1.1(d), the reasonable out of pocket expenses which Takeda incurs in assuming such work and services.

     6.1.4 Payments set forth in Section 6.1.1(e) to (h).  The payments
           ----------------------------------------------
           referred to in (e) to (h) in Section 6.1.1 shall be due and payable to Interneuron as soon as practicable but no later than (i) five (5) Business Days after each milestone event set forth in Section 6.1.1(e) to (g), and (ii) thirty (30) days after each achievement of a Sales Milestone referred to in Section 6.1.1(h) above. Takeda shall notify Interneuron in writing within five (5) Business Days after each milestone set forth in Section 6.1.1(e) to (h) has been achieved. Payment under Section 6.1.1(h) shall accrue on Net Sales occurring, on a country-by-country basis, until the later of (i) [*] or (ii) expiration of the last to expire of a Valid Claim that covers the manufacture, use, import, offer for sale, marketing, sale or other disposition of the Product. Thereafter, Takeda shall not be required to make any payment set forth in Section 6.1.1(h) and any Interneuron Intellectual Property licensed by Interneuron to Takeda hereunder shall, vis-a-vis Interneuron, become subject to a perpetual, exclusive, freely sublicensable, royalty-free, paid-up right and license to Takeda in the Territory, which right and license shall survive expiration of this Agreement.

6.2  Other Payments.
     ---------------

     6.2.1 Payments Based on Sale.
           -----------------------

------------------------------------
*  Confidential treatment requested.

          (a) Subject to the terms and conditions contained in this Agreement, in consideration of the license, assignment and sublicense rights granted to it of the Interneuron Intellectual Property, the option for Back-Up Compound, as well as FDA-related services and other services contemplated hereby, Takeda shall, in addition to the consideration set forth in Section 6.1.1, pay to Interneuron an amount equal to the following percentages of Net Sales in the Territory for each Payment Year:

                       Amount of Net Sales         Rate
                       --------------------        ----

                       Up to US$300 million        [*]%

                       From US$300 million to

                       US$500 million              [*]%

                       Over US$500 million         [*]%

               By way of example, if the Net Sales achieved in a particular Payment Year is US$800 million, the amount payable hereunder is the aggregate of (US$300 million x [*]%) + (US$200 million x [*]%) + (US$300 million x [*]%).

          (b) The payments set forth above shall be subject to the following conditions:

               (i) that only one payment shall be due with respect to the same unit of Product; and

               (ii) no payment shall accrue on the disposition of Product by
                    Takeda or its sublicensees as samples (promotion or otherwise) or as donations (for example, to non-profit institutions or government agencies for a non-commercial purpose) or the disposition of Product to Interneuron or its Affiliates.

          (c) Payment on Net Sales of Product as set forth above shall accrue as of the date of First Commercial Sale of Product in the Territory and shall continue and accrue on Net Sales, on a country-by-country basis, until the later of (i) [*] or (ii) expiration of the last to expire of a Valid Claim that covers the manufacture, use, import, offer for sale, marketing, sale or other disposition of the Product, subject, however, to the provisions of Section 6.2.4. Thereafter, Takeda shall not be required to make any payments set forth in this Section 6.2.1(a) and any Interneuron Intellectual Property licensed or sublicensed by Interneuron to Takeda hereunder shall, vis-a-vis Interneuron, become subject to a perpetual, exclusive, freely sublicensable, royalty-free, paid-up right and license to Takeda in the Territory which right and license shall survive expiration of this Agreement.


-----------------------------------
* Confidential treatment requested.

     6.2.2 Payment for Bulk Compound.  In cases where Takeda or its
           --------------------------
           sublicensees sell bulk Compound to be incorporated into Product, rather than a Product, to a Third Party (excluding sales within or among Takeda, its Affiliates and/or its sublicensees), payments required by Sections 6.1.1(h) and 6.2.1 shall be calculated as if the bulk Compound is deemed to be Product.

     6.2.3 Ferrer Royalty.  Takeda shall be solely responsible for all payments
           ---------------
           set forth in Article 9 of the Ferrer Agreement on behalf of Interneuron in accordance with the terms of the Ferrer Agreement and Takeda shall provide Interneuron with evidence of such payments by Takeda. Such payments to Ferrer shall not be offset against any payments from Takeda to Interneuron. In the event Takeda is in default to Ferrer, Interneuron has the right to cure any such payment defaults and invoice the same to Takeda, with payment due within five
           (5) Business Days.

     6.2.4 Reduction of Payments under Section 6.2.1(a).
           ---------------------------------------------

          (a) Notwithstanding any provision set forth herein to the contrary, if Net Sales in a particular country within the Territory in a particular year ("Year in Question") decrease by [*] percent
                                ------------------
               ([*]%) or more from Net Sales in that country in the Benchmark Year, as defined below, the payment amount based on the rates set forth in Section 6.2.1(a) shall be reduced in accordance with the following procedure, provided that for purposes of this Section
               6.2.4 (x) the Year in Question shall commence, for the first Year in Question, on, and, for each subsequent year, on the anniversary of (i) the date on which the Valid Claim in that country ceases to exist or (ii) the date on which a generic product of the Product enters into the market of that country and
               (y) the Benchmark Year shall mean the twelve (12) month period immediately preceding such event:

               (i) first, the total amount of the Net Sales in the Territory during the Year in Question is determined and the total amount of payment with respect to that year is calculated pursuant to Section 6.2.1(a);

               (ii) next, a weighted average rate of payment is calculated by dividing such total amount of payment by the total amount of the Net Sales in the Territory during the Year in Question;

               (iii) then, an adjusted percentage of payment is calculated by multiplying such weighted average rate of payment by 0.5;


-----------------------------------
* Confidential treatment requested.

               (iv) after that an adjusted amount of payment for that country with respect to the Year in Question is calculated by multiplying the total amount of the Net Sales in that country during the Year in Question by such adjusted percentage of payment; and

               (v) finally, the total amount of payment due and payable to Interneuron in relation to the Net Sales in the Territory during the Year in Question is calculated by subtracting such adjusted amount of payment from the total amount of the payment calculated pursuant to this Section 6.2.4(a)
                     (i).

               An example of the calculation set forth above is illustrated in Appendix 6.2.4(a) attached hereto.

               Takeda shall notify Interneuron in writing when such event which triggers Year in Question occurs.

               The reduced percentage of a payment rate made pursuant to this
               Section 6.2.4(a) shall apply to the Year in Question and any consecutive subsequent years. For the purpose of this Section, "any generic product of the Product" shall mean a prescription drug product which FDA approved for marketing by a Third Party excluding sublicensees based on an application submitted by a Third Party excluding sublicensees under Section 505(b)(2) or 505(j) of the Federal Food, Drug, and Cosmetic Act, 21 U.S.C.
               (S)(S) 355(b)(2) and (j); or any drug product which FDA approved for marketing by a Third Party excluding sublicensees based on an application submitted by a Third Party excluding sublicensees under Section 505(b)(1) of the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. (S)(S) 355(b)(1), and which users consider, in view of its product characteristics and intended use, to be interchangeable or substitutable for the Product.

          (b) It has been agreed upon by and between the Parties that Interneuron will bear an amount equal to one percent (1%) of the Net Sales of the total amount of the royalty payable to Ferrer by Takeda on behalf of Interneuron pursuant to Article 9 of the Ferrer Agreement after the date of expiration of the royalty obligation set forth in Article 9.1(a) of that agreement ("Trigger Date"). As a result, during the period set forth in
                --------------
               Section 6.2.1(c), such reimbursement shall be made by reducing the rates of payments set forth in Section 6.2.1(a) by one percent (1%), so that such rates of payments after the Trigger Date are reduced to sixteen percent (16%), twenty one percent (21%) and twenty four percent (24%), respectively. Interneuron's obligation to make such reimbursement to Takeda will cease when Takeda's royalty payment obligation to Interneuron ceases.

6.3  Payments and Reports.
     --------------------

     6.3.1 Payments and Reports.  Following the First Commercial Sale of a
           --------------------
           Product and during the term of this Agreement for so long as payments under Section 6.1 or 6.2 are due, Takeda shall furnish to Interneuron a quarterly written report for each Calendar Quarter showing the sales of all Products subject to payments under Section 6.1 or 6.2, sold by Takeda, its Affiliates, or its sublicensees in the Territory during the reporting period (and a reconciliation of gross sales to Net Sales in units and dollar amounts) and the amount payable under
           Section 6.1 or 6.2. Reports shall be due on the thirtieth (30th) day following the close of each Calendar Quarter. Payments shown to have accrued by each report shall be due and payable on the date such report is due. In the event a Sales Milestone is achieved during a Calendar Quarter, Takeda shall furnish to Interneuron an interim written report for the period within such Calendar Quarter expiring on the date a Sales Milestone was achieved, showing the calculation of cumulative Net Sales and the milestone payment payable under this Agreement. The interim report shall be due on the thirtieth (30th) day following the date a Sales Milestone was achieved. The Sales Milestone shown to have accrued by such interim report shall be due and payable on the date the interim report is due. Takeda shall keep complete and accurate records in sufficient detail to enable payments under Section 6.2 and milestone payments under Section 6.1.1(h) to be determined.

     6.3.2 Bank Transfer.  All payments due and payable to Interneuron
           --------------
           hereunder shall be made by way of bank transfer to the bank account specified below:

                    Account Name:     Interneuron Pharmaceuticals, Inc.

                    Bank Name:        [*]

                                      [*] USA

                    ABA Number:       [*]

                    Account Number:   [*]

           Bank charges and other charges and fees necessary for making the bank transfer shall be incurred by Takeda. Interneuron may change the bank account specified above by written notice to Takeda at least ten (10) Business Days before any payment is due.

6.4  Audits.
     ------

     6.4.1 Upon the written request of Interneuron, which request shall be made at least five (5) Business Days prior to the proposed day of audit, and not



-----------------------------------
* Confidential treatment requested.

           more than once in each Calendar Year, Takeda shall permit an independent certified public accounting firm of nationally recognized standing selected by Interneuron and reasonably acceptable to Takeda, to have access during normal business hours at times mutually convenient to the Parties and upon reasonable notice to Takeda to such of the records of Takeda as may be reasonably necessary to verify the accuracy of the reports hereunder for any year ending not more than thirty-six (36) months prior to the date of such request. The accounting firm shall disclose to Interneuron only whether the reports are correct or incorrect and the specific details concerning any discrepancies.

     6.4.2 If such accounting firm concludes that additional payments under Sections 6.1.1(h) and 6.2 were owed during such period, Takeda shall make such additional payments within five (5) Business Days of the date Interneuron delivers to Takeda such accounting firm's written report so concluding. In the event such accounting firm concludes that amounts were overpaid by Takeda during such period, Interneuron shall reimburse Takeda the amount of such overpayment within five (5) Business Days of receipt of such accounting firm's written report. The fees charged by such accounting firm shall be paid by Interneuron; provided, however, that if the conclusion by such accounting firm shows that the amount of underpayment by Takeda is more than the lesser of (i) US$100,000 or (ii) five percent (5%) of payments due under Sections 6.1.1(h) or 6.2 for the period being reviewed, then the reasonable fees and expenses of the accounting firm shall be reimbursed by Takeda.

     6.4.3 Upon the expiration of thirty-six (36) months following the end of any Payment Year, the calculation of payment under Sections 6.1.1(h) and 6.2 with respect to such year shall be binding and conclusive upon Interneuron, and Takeda shall be released from any liability or accountability with respect to any such payment for such year.

     6.4.4 Interneuron shall treat all financial information subject to review under this Section 6.4 in accordance with the confidentiality provisions of this Agreement.

6.5  Payment Exchange Rate.  All payments to Interneuron under this Agreement
     ----------------------
     shall be made in United States dollars. The rate of exchange to be used in computing the amount of currency equivalent in United States dollars due to Interneuron shall be calculated monthly in accordance with GAAP based on the average of the buying rates on the first and last Business Days of the month published in the Wall Street Journal, Eastern edition. Any loss of exchange value, taxes, bank or other administrative expenses incurred in connection with Takeda's transfer or conversion of a currency into United States dollars shall be borne by Takeda.

6.6  Tax Withholding.  If laws, rules or regulations require withholding of
     ----------------
     income taxes or other taxes imposed upon payments set forth in this Article VI, Interneuron shall, upon request of Takeda, provide Takeda, prior to any such payment, annually or more frequently if required, with all forms or documentation required by any applicable taxation laws, treaties or agreements relating to such withholding or as necessary to claim a benefit thereunder (including, but not limited to, Form 1001 and any successor form) and Takeda shall make such withholding payments as required and subtract such withholding payments from the payments set forth in this
     Article VI. Takeda shall submit to Interneuron appropriate proof of payment of the withholding taxes to Interneuron within a reasonable period of time. Takeda will use efforts consistent with its usual business practices to minimize any withholding taxes imposed under the provisions of the current or any future taxation treaties or agreements between foreign countries, and Interneuron shall cooperate with such efforts.

6.7  Third Party Royalties; Etc.
     --------------------------

     6.7.1 Third Party Royalty.  Notwithstanding any provision contained
           --------------------
           herein, if Takeda or any of its sublicensees is required to pay and pays a Third Party (other than Ferrer) any monetary consideration in relation to the development, manufacture, use, import, offer for sale, marketing, sale or other disposition of the Compound and/or Product hereunder for the Initial Indication as a result of infringement of patents, patent applications or other intellectual property rights owned or controlled by that Third Party or settlement thereof, the amount equal to [*] percent ([*]%) of such consideration shall be deducted from payments made or due under Sections 6.1.1(h) and 6.2.1(a).

     6.7.2 Termination of Agreement by Takeda.  Takeda shall have the right,
           -----------------------------------
           without penalty, to terminate this Agreement on a country-by-country basis in the case set forth in Section 6.7.1. The exercise of such right by Takeda shall be without prejudice to the right of Takeda to deduct from payments pursuant to Section 6.7.1.

6.8  No Limitation of Damages.  No payments or agreements to pay under this
     -------------------------
     Agreement (including those referred to as non-refundable) shall in any way preclude or limit the rights of either Party to seek the full recovery of its damages, or to seek equitable relief, for breach of this Agreement by the other Party.


-----------------------------------
* Confidential treatment requested.

                                  ARTICLE VII

                        REPRESENTATIONS AND WARRANTIES
                         -------------------------------

7.1  Interneuron Representations and Warranties.  As of the Effective Date,
     -------------------------------------------
     Interneuron represents and warrants to Takeda that:

     (a) this Agreement, and the Ferrer Consent Agreement, MIT Consent Agreement, Kyowa Hakko Agreement Assignment and other agreements to which Interneuron and Takeda are parties (collectively, the "Ancillary
                                                                      ----------
          Agreements"), have been duly executed and delivered by it and
          -----------
          constitute legal, valid and binding obligations of it; enforceable against it in accordance with their respective terms;

     (b) except as contemplated by this Agreement, no approval, authorization, consent, or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by it of this Agreement, the Ancillary Agreements or the consummation by it of the transactions contemplated hereby and thereby;

     (c) it has the full right, power and authority to enter into and deliver this Agreement and the Ancillary Agreements, and to consummate the transactions contemplated hereby and thereby, and all corporate acts and other proceedings required to be taken to authorize such execution and delivery hereof and thereof, and to consummate the transactions contemplated hereby and thereby have been duly and properly taken and obtained;

     (d) it has not previously assigned, transferred, conveyed or otherwise encumbered its rights, title and interest in the Interneuron Intellectual Property and owns all rights, title and interest in the Interneuron Patents (other than U.S. Patent No. 4,609,647) and controls other Interneuron Intellectual Property, free and clear of any liens, security interests or other encumbrances of Third Parties;

     (e) subject to the Ferrer Agreement, it has the full legal right, title, interest, and authority to grant to Takeda the exclusive license to develop, make, have made, use, import, offer for sale, market, sell and otherwise dispose of the Compound and Product in the Territory under the Interneuron Intellectual Property;

     (f) it has not breached in any material respect any terms and conditions set forth in the Ferrer Agreement, the Kyowa Hakko Agreement or any CRO Contracts, and each of these agreements is in full force and effect;

     (g) the list of the Interneuron Patents set forth in Appendix 1.20 is correct, true and accurate;

     (h) Appendix 1.7 sets forth all of the CRO Contracts, Appendix 1.11 sets forth the complete agreement between Ferrer and Interneuron concerning Interneuron Intellectual Property, and Appendix 1.23 sets forth the complete agreement by which Interneuron is entitled to acquire supplies of the Compound from Kyowa Hakko;

     (i) Interneuron has taken reasonable measures to protect the secrecy and confidentiality of the Interneuron Intellectual Property incorporated in the Product, including but not limited to having each employee and consultant of Interneuron sign appropriate nondisclosure/confidentiality and proprietary rights agreements;

     (j) to its knowledge, Interneuron Know-How contains no materially false or misleading data, and Interneuron has disclosed, or has made available to Takeda, in NDA No. 20-904, all material data relating to Interneuron Know-How which Interneuron owns or controls as of the Effective Date;

     (k) to its knowledge, there are no patents, patent applications or other intellectual property rights owned or controlled by a Third Party which are infringed by the development, manufacture, use, importation, offer for sale, marketing, sale or other disposition of the Compound or the Product in the Territory for the Initial Indication;

     (l) to its knowledge, there are no claims, judgments or settlements against or owed by Interneuron or pending or, to Interneuron's knowledge, threatened claims or litigation relating to the Interneuron Intellectual Property;

     (m) to its knowledge, there are no oppositions, challenges or re-examination proceedings in relation to the validity or enforceability of Interneuron Patents pending or, to Interneuron's knowledge, threatened before any court, administrative agency or other governmental authority;

     (n) to its knowledge, in connection with its development of Product, Interneuron has followed in all material respects applicable U.S. laws and regulations, the non-compliance with which would have a material adverse effect on the development of the Product;

     (o)  to its knowledge, Interneuron has followed in all material respects
          (i) U.S. good laboratory practices in its conduct of toxicology studies on Compound and (ii) U.S. good clinical practices in its conduct of clinical studies on Compound;

     (p) to its knowledge, no contract research organization, corporation, business entity or individual which have been involved in non-clinical, clinical or other studies conducted for the purpose of filing NDAs have been debarred individuals or entities within the meaning of 21 U.S.C. (S)335a (a) or (b); and

     (q) it is not aware of any information not disclosed to Takeda or not included in the NDA No. 20-904 regarding efficacy or safety which could have a material adverse effect on the filing of the first NDA for the Product.

7.2  Takeda Representations and Warranties.  As of the Effective Date, Takeda
     --------------------------------------
     represents and warrants to Interneuron that:

     (a) this Agreement, and the Ancillary Agreements, have been duly executed and delivered by it and constitute legal, valid and binding obligations of it; enforceable against it in accordance with their respective terms;

     (b) except as contemplated by this Agreement, no approval, authorization, consent, or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by it of this Agreement, the Ancillary Agreements or the consummation by it of the transactions contemplated hereby and thereby; and

     (c) it has the full right, power and authority to enter into and deliver this Agreement and the Ancillary Agreements, and to consummate the transactions contemplated hereby and thereby, and all corporate acts and other proceedings required to be taken to authorize such execution and delivery hereof and thereof, and to consummate the transactions contemplated hereby and thereby have been duly and properly taken and obtained.



                                  ARTICLE VIII



                                 PATENT MATTERS
                                 --------------



8.1  Filing, Prosecution and Maintenance of Patent Applications or Patents.
     ----------------------------------------------------------------------
     Interneuron shall file, prosecute and maintain any and all patent applications and patents included in the Interneuron Patents or arising from the Interneuron Know-How in such countries in the Territory as Takeda shall determine in its sole discretion. If, however, Interneuron does not conduct such activities with a particular patent or patent application in a particular country in the Territory, Takeda may file, prosecute, and maintain such patent application or patent, and in such case Interneuron shall provide Takeda with all necessary cooperation and assistance to effectuate the same and shall thereafter cooperate in the filing, prosecution, or maintenance of such patent application or patent by Takeda. In each case, the filing Party shall give the non-filing Party an opportunity to review for a reasonable period of time, but not to exceed two (2) weeks, the text of the application before filing, shall consult, if necessary, with the non-filing Party with respect thereto, and shall supply the non-filing Party with a copy of the application as filed, together with notice of its filing date and serial number. The filing Party shall keep the non-filing Party advised of the status of the actual and prospective patent application filings and upon the request of the non-filing Party, provide advance copies of any papers related to the filing, prosecution, or maintenance of such patent application filings. A filing Party shall give notice to the non-filing Party of the grant, lapse, revocation, surrender, invalidation or abandonment of any patent or patent application included in the Interneuron Patents. The Party that is the filing Party under this Section shall be responsible for the payment of all costs and expenses related to such filing and subsequent prosecution and maintenance thereof, provided, however, that Takeda shall reimburse Interneuron for reasonable external costs and expenses incurred by Interneuron in relation to the filing, prosecution or maintenance of patent applications and patents pursuant to this Section. For the purpose of this Section, "external costs
                                                                ---------------
     and expenses" shall mean costs and expenses which are payable to a Third
        -------------
     Party as evidenced by written records.

8.2  Patent Office Proceedings.  A filing Party shall inform the other Party of
     --------------------------
     any request for, filing, or declaration of any proceeding before a patent office seeking to protest, oppose, cancel, reexamine, declare an interference proceeding, initiate a conflicts proceeding, or analogous process involving a patent application or patent included in the Interneuron Patents. A non-filing Party thereafter shall cooperate fully with the filing Party with respect to any such patent office proceeding that the filing Party chooses in its sole discretion to defend. A non-filing Party will provide the filing Party with any information or assistance that the filing Party reasonably may request. The Party that is the filing Party under this Section shall be responsible for the payment of all costs and expenses related to such patent office proceeding.

8.3  Enforcement and Defense of Interneuron Patents.
     -----------------------------------------------

     (a) Each Party shall promptly give the other Party notice of any infringement in the Territory of any patent application or patent included in the Interneuron Patents that comes to such Party's attention. The Parties will thereafter consult and cooperate fully to determine a course of action, including, without limitation, the commencement of legal action by any Party. However, Takeda, upon notice to Interneuron, shall have the first right to initiate and prosecute such legal action at its own expense and in the name of Interneuron and Takeda, or to control the defense of any declaratory judgment action relating to Interneuron Patents. Interneuron shall have the right, at its own cost and expense, to participate in any action brought by Takeda and in any settlement discussions and to approve any decisions to settle same, and to be represented by counsel of its choice. Takeda shall promptly inform Interneuron if Takeda elects not to exercise such first right, and Interneuron thereafter shall have the right either to initiate and prosecute such action or to control the defense of such declaratory judgment action in the name of Interneuron and, if necessary, Takeda.

     (b) If Takeda elects not to initiate and prosecute an infringement or defend a declaratory judgement action in any country in the Territory as provided in Subsection 8.3(a), and Interneuron elects to do so, the cost of any agreed upon course of action, including the costs of any legal action commenced or any declaratory judgment action defended, shall be borne by Interneuron.

     (c) For any such legal action or defense, in the event that any Party is unable to initiate, prosecute, or defend such action solely in its own name, the other Party will join such action voluntarily and will execute all documents necessary for the Party to prosecute, defend and maintain such action. In connection with any such action, the Parties will cooperate fully and will provide each other with any information or assistance that either reasonably may request. Each Party shall keep the other informed of developments in any such action or proceeding, including, to the extent permissible by law, the status of any settlement negotiations and the terms of any offer related thereto.

     (d) Any recovery obtained by Takeda or Interneuron shall be shared as follows:

          (i) the Party that initiated and prosecuted, or maintained the defense of, the action shall recoup all of its costs and expenses incurred in connection with the action, whether by settlement or otherwise;

          (ii) the other Party then shall, to the extent possible, recover its costs and expenses incurred in connection with the action;

          (iii) if Interneuron initiated and prosecuted, or maintained the defense of, the action, the amount of any recovery remaining then shall be retained by Interneuron; and

          (iv) if Takeda initiated and prosecuted, or maintained the defense of, the action, the amount of any recovery remaining shall be retained by Takeda except that Interneuron shall receive a portion equivalent to the payments they would have received on such remaining amount if such amount were deemed Net Sales.

8.4 Interneuron shall inform Takeda of any notice of certification regarding any Interneuron Intellectual Property it has received pursuant to either 21 U.S.C. (S)(S) 355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV) or under Canada's Patented Medicines (Notice of Compliance) Regulations Article 5 and shall provide Takeda with a copy of such notice of certification within five (5) days of receipt. Interneuron's and Takeda's rights with respect to the initiation and prosecution, or defense, of any legal action as a result of such notice of certification or any recovery obtained as a result of such legal action shall be allocated as defined in Sections 8.3(a) through (d); provided, however, that Takeda shall exercise the first right to initiate and prosecute, or defend, any action and shall inform Interneuron of such decision within fifteen (15) days of receipt of the notice of certification, after which time, if Takeda has not advised Interneuron of its intention to initiate and prosecute or defend such action, Interneuron shall have the right to initiate and prosecute or defend such action.

8.5  Patent Term Extensions and Supplemental Protection Certificates.  The
     ----------------------------------------------------------------
     Parties shall cooperate in obtaining patent term extensions or supplemental protection certificates or their equivalents where applicable and where desired by the filing Party. If elections with respect to obtaining such extension or supplemental protection certificates are to be made, the filing Party shall have the right to make the election and the other Party shall abide by such election.



                                   ARTICLE IX


                              TERM AND TERMINATION
                              --------------------

9.1  Term and Expiration.  This Agreement shall be effective as of the Effective
     --------------------
     Date and unless terminated earlier pursuant to relevant provisions set forth herein , the term of this Agreement shall continue in effect until expiration of all payment obligations under Section 6.1 and 6.2.

9.2  Termination by Notice.  Notwithstanding anything contained herein to the
     ----------------------
     contrary, Takeda shall have the right (i) to terminate this Agreement at any time on a country-by-country basis by giving a written notice to Interneuron, until the first NDA has been approved by the FDA and (ii) to terminate this Agreement at any time on a country-by-country basis by giving ninety (90) days advance written notice to Interneuron, after the first NDA has been approved by the FDA. Except as otherwise set forth in this Agreement, in the event of such termination, (i) the rights and obligations hereunder, excluding any obligation for payment which has accrued as of the termination date, shall terminate and (ii) Takeda shall have no further rights with respect to the Interneuron Intellectual Property .

9.3  Termination.
     ------------

     9.3.1  Termination for Cause.  Either Party may terminate this Agreement on
            ----------------------
            a country by country basis by notice to the other Party at any time during the term of this Agreement as follows:

            (a) if the other Party is in breach of its material obligations hereunder by causes and reasons within its control, or has breached, in any material respect, any representations or warranties set forth in Article VII, and, if capable of being cured, has not cured such breach within thirty (30) Business Days after notice requesting cure of the breach or within five
                 (5) Business Days if Takeda is in breach of its payment obligations under Article VI hereof; provided, however, that if the breach (other than a breach of Takeda's payment obligations under Article VI hereof, which shall not be subject to any extensions except as specifically provided in Article VI) is capable of being cured and the breaching Party, within such thirty (30) Business Day period, commences and is taking diligent and commercially reasonable actions to cure such breach, this Agreement may not be terminated so long as the breaching Party continues to take such actions and such breach remains capable of being cured; or

            (b) upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, in the case of any involuntary bankruptcy, reorganization, liquidation, receivership or assignment proceeding such right to terminate shall only become effective if the Party consents to the involuntary proceeding or such proceeding is not dismissed within ninety (90) days after the filing thereof.

     9.3.2  License Status in Bankruptcy.
            -----------------------------

            (a)  This Agreement shall constitute an executory contract under
                 Section 365 of the United States Bankruptcy Code, 11 U.S.C.
                 (S)101 et seq. (the "Bankruptcy Code"). All rights and licenses
                                     -----------------
                 granted pursuant to this Agreement are, and shall be deemed to be, licenses of and rights to "intellectual property" as that term is defined in Section 101(35A), and used in Section 365, of the Bankruptcy Code. The Parties agree that (i) Takeda, as licensee under this Agreement, shall possess and may fully exercise all of its rights, remedies and elections afforded by and under the Bankruptcy Code, and (ii) Interneuron, as licensor under this Agreement, shall possess and may fully exercise all of its rights, remedies and elections afforded by and under the Bankruptcy Code.

            (b) The Parties further agree that, in the event of the commencement of a bankruptcy case by or against Interneuron under the Bankruptcy Code, Takeda shall be entitled to all applicable rights under Section 365 of the Bankruptcy Code, including but not limited to a complete duplicate of (or complete access to, as appropriate) any such intellectual property referred to above in subsection (a) and all embodiments of such intellectual property upon written request therefor by Takeda.

9.4  Effect of Expiration or Termination.
     ------------------------------------

     9.4.1 Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination unless otherwise provided for hereunder.

     9.4.2 In addition to any other provisions of this Agreement which by their terms continue after the expiration of this Agreement, and notwithstanding any other provisions of this Agreement, the provisions of Articles V and X shall survive the expiration or termination of this Agreement; and the provisions of Article III shall survive expiration of this Agreement and, if there are accrued and unperformed obligations of Interneuron hereunder, termination of this Agreement. Article V shall continue in effect for five (5) years from the date of expiration or termination.

     9.4.3 Any expiration or early termination of this Agreement shall be without prejudice to the rights of any Party against the other accrued or accruing under this Agreement prior to termination, including the obligation to make payments for Product(s) or Compound sold prior to such termination. For avoidance of doubt, an obligation to pay any of the consideration hereunder which has not accrued at the time of expiration or termination shall not be an obligation accruing prior to such expiration or termination. Exercise of rights available under any act or other statutes or at common law shall be without prejudice to the exercising or seeking rights or remedies available in equity.

     9.4.4 Except as otherwise provided herein, in the event of termination by Interneuron pursuant to this Article IX, Takeda shall promptly return any and all Interneuron Intellectual Property in its possession at the time of termination.

                                   ARTICLE X



                                INDEMNIFICATION
                                ---------------

10.1 Indemnification by Takeda.  Takeda shall indemnify, defend and hold
     --------------------------
     Interneuron and its officers, directors, shareholders, agents and employees harmless against any and all claims, liability, damage, loss, cost or expense (including reasonable attorney's fees) (collectively, "Losses")
                                                                   --------
     arising or resulting from any third party claim made or suit brought against Interneuron or such persons to the extent any such Losses arise out of (i) any breach by Takeda of any of its representation, warranty or covenant in this Agreement and/or in any of the Ancillary Agreements, (ii) Takeda's negligence or willful misconduct; or (iii) the development, manufacture, use, marketing, packaging, handling storage or other disposition of the Compound or Product by Takeda, or its Affiliates, or its sublicensees, provided, however, that Takeda shall not be required to indemnify any indemnified party referred to in this paragraph to the extent it is determined that the Losses resulted from the negligence or willful misconduct of such indemnified party.

10.2 Indemnification by Interneuron.  Interneuron shall indemnify, defend and
     -------------------------------
     hold Takeda, and its sublicensees, and their officers, directors, shareholders, agents and employees harmless against any and all Losses arising or resulting from any third party claim made or suit brought against Takeda, its sublicensees or such other persons to the extent any such Losses arise out of (i) any breach by Interneuron of any of its representation, warranty or covenant in this Agreement and/or in any of the Ancillary Agreements, (ii) Interneuron's negligence or willful misconduct; or (iii) the development, manufacture, use or other disposition of the Compound or Product by Interneuron, or its Affiliates, provided, however, that Interneuron shall not be required to indemnify any indemnified party referred to in this paragraph to the extent it is determined that the Losses resulted from the negligence or willful misconduct of such indemnified party.



                                   ARTICLE XI



                                 MISCELLANEOUS
                                 -------------

11.1 Force Majeure.  Neither Party shall be held liable or responsible to the
     --------------
     other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement during the period of time when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including, but not limited to, fire, flood, embargo, war, acts of war (whether war be declared or not), insurrection, riot, civil commotion, strike, lockout or other labor disturbance, act of God or act, omission or delay in acting by any governmental authority or the other Party. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practicable.

11.2 Assignment.  Except as expressly provided hereunder, this Agreement, and
     -----------
     any rights or obligations hereunder (including, but not limited to, Interneuron Intellectual Property), may not be assigned or otherwise transferred (whether voluntarily or by operation of law) by either Party; provided, however, that either Party may assign the Agreement and its rights and obligations hereunder to an Affiliate or in connection with the transfer or sale of all or substantially all of its assets related to Compound or Licensed Products or its business or in the event of its merger or consolidation or change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

11.3 Severability.  In the event that any of the provisions contained in this
     -------------
     Agreement are held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affect the substantive rights of the Parties. In such event, the Parties shall replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

11.4 No Implied Right.  Unless otherwise stated herein, no right or license
     -----------------
     whatsoever, either expressed or implied, is or shall be deemed granted to one Party pursuant to this Agreement, the Ancillary Agreements or otherwise under any Proprietary Information of the other Party.

11.5 Notices.  All notices or other communications which are required or
     --------
     permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile or sent by nationally-recognized overnight courier, addressed as follows:

     if to Interneuron to:  Interneuron Pharmaceuticals, Inc.

                            99 Hayden Avenue, Suite 200
                            Lexington, MA, 02421-7966
                            USA
                            Attention:  President
                            Fax No.:  781-862-3859
     if to Takeda to:  Takeda Chemical Industries, Ltd.

                         1-1 Doshomachi 4-chome,
                         Chuo-Ku, Osaka 540-8645
                         Japan
                         Attention:
                         General Manager, Pharmaceutical International Division Fax No.: 011-81-6-6204-2943

     With copies to:     Takeda Pharmaceutical America, Inc.
                         475 Half Day Road, Suite 500
                         Lincolnshire, IL 60069
                         USA
                         Attention: President
                         Fax No.:   847-383-3050


                         Morgan, Lewis & Bockius LLP
                         101 Park Avenue
                         New York, NY 10178
                         USA
                         Attention: Alan J. Neuwirth, Esq.

                         Fax No.:   212-309-6273

     or to such other address as the Party to whom notice is to be given may have furnished to the other Parties in writing in accordance herewith. All notices shall be deemed to have received (i) if personally delivered, upon delivery, (ii) if sent by facsimile, upon dispatch of such facsimile and
     (iii) if sent by courier, on the second Business Day (or the third Business Day in case of notice between Interneuron and Takeda) following the date sent by such courier or upon receipt.

11.6 Applicable Law.  This Agreement shall be governed by and construed in
     ---------------
     accordance with the laws of the United States of America and State of New York without reference to any rules of conflict of laws.

11.7 Dispute Resolution. The Parties agree to attempt initially to solve all
     -------------------
     claims, disputes, or controversies arising under, out of, or in connection with this Agreement by conducting good faith negotiations. If the Parties are unable to settle the matter between themselves within thirty (30) days of the occurrence of such claims, disputes or controversies, the matter shall thereafter be resolved by arbitration. Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party. The Party giving such notice shall refrain from instituting the arbitration proceedings for a period of thirty (30) days following such notice. During such period, the Parties shall continue to make good faith efforts to amicably resolve the dispute without arbitration. Any arbitration hereunder shall be conducted pursuant to the rules of arbitration of the International Chamber of Commerce ("ICC") before a panel of three arbitrators. One arbitrator shall be nominated by each of Takeda and Interneuron and the third arbitrator shall be nominated by the other two arbitrators. The place of arbitration shall be New York, New York, USA. The arbitrators shall have the authority to grant specific performance and shall endeavor to enforce the provisions and intent of this Agreement. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. Each Party shall pay the fees of its own attorneys and the expenses of its witnesses. All other fees, costs and expenses of the arbitration shall be paid by the Party against whom the arbitrators have awarded the same. If the arbitrators shall have made no assessments of such other fees, costs and expenses, they shall be borne equally by the Parties. Notwithstanding the foregoing, nothing contained herein shall be construed as preventing any party from instituting legal action against the other Party for a temporary injunction or other similar provisional relief to the full extent permitted under the laws applicable to this Agreement or the performance hereof or otherwise, pending final settlement of any dispute by arbitration pursuant to this Section 11.7.

     Subject to the foregoing, for purposes of this Agreement each Party consents, for itself and its affiliates and permitted sublicensees and assignees hereunder, to the jurisdiction of the courts of the State of New York and the U.S. District Court for the Southern District of New York.

11.8 Entire Agreement.
     -----------------

     11.8.1 This Agreement, including all of its Appendixes, Ancillary Agreements contains the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement.

     11.8.2 Notwithstanding the above, the Data Transfer Agreement dated March 3, 1997, and the Secrecy Agreement dated February 27, 1997 each of which have been entered into between the Parties, shall remain effective and shall not be affected by Section 11.8.1

     11.8.3 This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by all Parties hereto.

11.9   Headings.  The captions to Articles and Sections hereof are not a part of
       ---------
       this Agreement, but are merely guides or labels to assist in locating and reading such Articles and Sections.

11.10  Independent Contractors.  It is expressly agreed that the Parties shall
       ------------------------
       be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture or agency. Except as otherwise set forth in this Agreement, neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior consent of such other Party.

11.11  Waiver.  The waiver by a Party hereto of any right hereunder or the
       -------
       failure to perform or of a breach by another Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

11.12  Counterparts.  This Agreement may be executed in two or more
       -------------
       counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.13  Interneuron's Responsibility as to Amendment of the Ferrer Agreement.
       ---------------------------------------------------------------------
       Takeda is of the opinion that several terms and conditions of the Ferrer Agreement, including, but not limited to, Articles 2.2, 6.1, 10, 11, 12, 14, 15 and 16, need to be amended. In particular, Takeda wishes to have the right to purchase the Compound from any third party which it may select in its sole discretion on condition that Takeda pays to Ferrer a sum equal to ten percent (10%) of the purchase price which Takeda or its sublicensees have paid to such third party. Also Takeda wishes to have the right to use, or to have its sublicensees to use, a trademark or trademarks it may select without transferring the same to Ferrer on condition that a royalty at the rate of three percent (3%) of the Net Sales is paid to Ferrer. Interneuron understands such wishes of Takeda and agrees upon request by Takeda to use commercially reasonable efforts to amend the Ferrer Agreement in accordance with Takeda's wishes outlined above.

11.14  Costs and Expenses.  Except as expressly provided in this Agreement, each
       -------------------
       Party shall pay its own costs and expenses in connection with the negotiation and preparation of this Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.



TAKEDA CHEMICAL INDUSTRIES, LTD.



By:     /s/ Yasuchika Hasegawa
        ----------------------
Name:   Yasuchika Hasegawa

Title:  Member of the Board
        General Manager
        Pharmaceutical International Division



INTERNEURON PHARMACEUTICALS, INC.



By:     /s/ Glenn L. Cooper, M.D.
        --------------------------
Name:   Glenn L. Cooper, M.D.

Title:  President and Chief Executive Officer

                                 Appendix  1.20
                                 --------------


                              Interneuron  Patents



Title:    Reduction of Infarct Volume Using Citicoline
------

Issued:   [*]
-------

Assignee: Interneuron Pharmaceuticals
---------

U.S.:     [*]
-----

Foreign:  [*]
--------

Title:    Method Of Protecting Brain Tissue From Cerebral Infarction Subsequent
------
          To Ischemia

Issued:   [*]
-------

Assignee: Interneuron Pharmaceuticals
---------

U.S.:     [*]
-----

Foreign:  [*]
--------

Title:    Method Of Protecting Brain Tissue From Cerebral Infarction Subsequent
------
          To Ischemia

Issued:   [*]
-------

Assignee: Interneuron Pharmaceuticals
---------

U.S.:     [*]
-----

Foreign:  [*]
--------


-----------------------------------
* Confidential treatment requested.

Title:        Reduction of Infarct Volume Using Citicoline
-----

Filed:        October 23, 1998
-----

Application:  US 09/177,508
-----------

Status:       Pending
------

Title:        Reduction of Infarct Volume Using Citicoline
-----

Filed:        June 18, 1999
-----

Application:  US 09/335,726
-----------

Status:       Pending
------

Title:        Reduction of Infarct Volume Using Citicoline
-----

Filed:        March 6, 1996
-----

Application:  CANADA  2,213,000
-----------

Status:       Pending
------

Title:        Hyperhydrated Citicoline, Process and Use
-----

Filed:        December 23, 1998
-----

Application:  US 09/219,595
-----------

Status:       Office Action
------

Title:        Hyperhydrated Citicoline, Process and Use
-----

Filed:        December 23, 1998
-----

Application:  PCT US 98/27435
-----------

Status:       Pending
------

Title:        Method of Treating Motor Neuron Disease and Demylenating
-----
              Diseases with Citicoline

Filed:        August 6, 1998
-----

Application:  US 09/129,778
-----------

Status:       Office Action
------

Title:        Method of Treating Motor Neuron Disease and Demylenating
-----
              Diseases with Citicoline

Filed:        November 24, 1998
-----

Application:  PCT US 98/25051
-----------

Status:       Pending  Filed Demand
------

Canadian Applications for the above series of Citicoline Applications:

Title:        Reduction of Infarct Volume Using Citicoline

Country       Application/Patent No.:   Filing/Issue Date:  Status:
-------------------------------------------------------------------
Canada        2,213,000                 March 6, 1996       pending

MIT Citicoline Patent (Sublicensed from Ferrer)

Title:        Cytidyl Diphosphocholine-Drug Composition & Process
------

Issued:       September 2, 1986
-------

Assignee:     MIT (North American rights sublicensed from Ferrer)
---------

U.S.:         4,609,647
-----

Foreign:      Canada 1,114,295
--------

                                Appendix 1.23
                                -------------

                                SUPPLY AGREEMENT

                                    between

                            KYOWA HAKKO U.S.A., INC.

                                      and

                       INTERNEURON PHARMACEUTICALS, INC.

     2.2  Shipment.  Shipment shall be made no later than sixty (60) days
          --------
after the date of Interneuron's or its designee's purchase order. All Compound delivered hereunder shall have a shelf life of not less than twelve (12) months as determined by an appropriate stability evaluation to be performed in accordance with U.S. and International Conference of Harmonization ("ICH") Guidances. All Compound delivered hereunder shall not be manufactured not more than two (2) years prior to the date of said delivery. With respect to pre-launch build up, the parties will agree on a date for start of manufacturing and, based on production lead times, determine an acceptable shelf life for pre-launch shipment of launch inventories. Supplier shall be responsible for delivery of the Compound to Interneuron or its designee in the United States. Title and risk of loss shall pass to Interneuron or its designee upon delivery to Interneuron or its designee in the United States. The Compound shall be shipped in powder form in appropriate packaging for transport, as set forth in the NDA.

     2.3  Testing and Certificate of Analysis.  Before releasing any lot of
          -----------------------------------
the Compound, Supplier and its Affiliates shall confirm the compliance of such lot with the Specifications. Such compliance check shall be performed by Supplier's Quality Assurance/Quality Control department and shall be certified by the head of such department (or his/her designee). Copies of the certificate of analysis incorporating such certification and manufacturing and analytical/microbiological records, shall be sent to Interneuron: (i) with each shipment of the Compound containing material from such lot, and (ii) within ten
(10) business days of the first shipment of the Compound containing material from such lot. All such copies shall be sent to the addressees specified by Interneuron or, if no addressee is specified, to the place of delivery of the Compound.

     2.4  Preservation Samples/Retained Samples.  Pursuant to all applicable
          -------------------------------------
laws, rules and regulations and to the Specifications, Supplier and its Affiliates shall assign and apply lot numbers and shall take from each lot of the Compound manufactured pursuant to this Agreement preservation samples/retained samples ("Samples") which Supplier and its Affiliates shall retain and store for a period of at least five (5) years after production of the said lot and shall make the said Samples available for two (2) full analyses by Supplier and its Affiliates for the discrepancy of the Specifications. The Samples, as referred to herein, do not include samples retained for purposes of stability testing.

     2.5  Manufacturing Records.  Supplier and its Affiliates shall keep on file
          ---------------------
at the site of the Compound manufacturing manufacturing records and analytical results pertaining to the manufacture of each lot of the Compound supplied to Interneuron for a period of at least six (6) years after production of the said lot.

     2.6  Inspection Upon Delivery.  Upon receipt of the Compound in any
          ------------------------
shipment, Interneuron or its designee shall inspect such Compound and assay samples thereof. If Interneuron deems that any Compound delivered to Interneuron or its designee hereunder fails to conform to the Specifications upon delivery to Interneuron or its designee, then Interneuron shall notify Supplier thereof in writing within sixty (60) days of receipt of such Compound by Interneuron or its designee.

Notwithstanding the foregoing, it is understood and agreed by the Parties that Interneuron or its designee shall have no obligation to inspect each lot of the Compound. Interneuron or its designee shall retain the non-conforming Compound and Supplier shall have the right to inspect such Compound.

          (a) Undisputed Claims.  Supplier shall, if it agrees with
              -----------------
Interneuron's complaint, replace any such non-conforming Compound with an equal quantity of the Compound complying with the Specifications at no cost to Interneuron and without undue delay. Interneuron shall dispose of any Compound which is not in compliance with the Specifications at Supplier's cost, except that Interneuron shall follow any reasonable instructions from Supplier to return to Supplier or otherwise dispose of such non-conforming Compound in another manner at Supplier's cost.

          (b) Disputed Claims.  If Supplier does not agree with Interneuron's
              ---------------
complaint, then Supplier shall notify Interneuron of such disagreement within ten (10) days of receipt of notice of deficiency. The parties shall use commercially reasonable efforts to resolve such disagreement within ten (10) days of Interneuron's receipt of Supplier's notice of disagreement. Until such time as the disagreement is resolved, no Compound from the lot tested shall be released. Any related expense shall be borne by the Party whose analysis was in error.

     2.7  Stability Testing.  Supplier and its Affiliates, at its sole expense,
          -----------------
shall perform and shall monitor routine stability testing of the Compound in accordance with CGMPs, applicable standards of the FDA, and other applicable law and regulations, including without limitation any such testing required under the post-NDA stability protocol. Pre-NDA testing shall include without limitation performing stability testing on three batches of the Compound according to current ICH guidelines and thereafter on one batch of such Compound per year at the saleable unit level. In the event that Specifications or the Chemistry Manufacture and Control ("CMC") section of the NDA shall be amended or supplemented, Supplier and its Affiliates, at its sole expense, shall monitor routine stability testing on the Compound as manufactured pursuant to the amended Specifications or CMC section. If such change constitutes a major change(s), such testing shall include without limitation performing stability testing on the initial three batches of the Compound as manufactured pursuant to the amended Specifications or CMC.

     2.8  Stability Failure.  If Supplier or its Affiliates discovers a
          -----------------
stability failure with respect to the Compound (or, if applicable, the Compound as manufactured pursuant to the amended Compound Specifications or CMC), Supplier or its Affiliates shall promptly notify Interneuron thereof and the parties take appropriate corrective action.

     2.9  Customer Complaints.  Interneuron shall be responsible for
          -------------------
investigating and responding to all customer complaints relating to the Compound delivered to Interneuron or its designee hereunder. Each Party shall without delay notify the other of any such complaints of which it becomes aware and the parties shall cooperate in resolving any such complaints. Supplier and its Affiliates shall provide Interneuron with all reasonable assistance in investigating and responding to complaints that are alleged to have arisen from the manufacturing or supply of the Compound hereunder.

     2.10  Health or Government Authority Inquiries.  Supplier and its
           ----------------------------------------
Affiliates shall be responsible for responding to any inquiry from any duly authorized health or government authority regarding the Compound. Supplier and its Affiliates shall immediately inform Interneuron of any such inquiries or any requests for inspections of which it becomes aware and shall without delay make available to Interneuron a copy of any inspection report received by Supplier and its Affiliates resulting from any inspection of the facilities of Supplier and its Affiliates, or Supplier's suppliers by such health or government authority to the extent such report relates to the Compound, the formulation, manufacture, testing, storage and delivery of the Compound or any premises used by Supplier and its Affiliates or Supplier's supplier(s) in performing its obligations under this Agreement as well as a copy of any response(s) thereto. Any Form 483 comments related to the Compound shall be provided to Interneuron. Any response to such 483 comments shall be provided to Interneuron. Interneuron shall provide Supplier and its Affiliates with reasonable assistance in responding to such inquiries and in handling inspections of such facilities by such authorities.

     2.11  Inspections.
           -----------

          (a) Representatives of Interneuron or its designee shall have the right to inspect the Compound and those sections of Supplier's and its Affiliates' or Supplier's vendors' manufacturing, laboratory, packaging and warehouse facilities used in the manufacture, testing, storage and shipping of the Compound, its methods of manufacturing and all related records for the same at all premises used by Supplier and its Affiliates or Supplier's vendors in performing its obligations under this Agreement during normal business hours upon thirty (30) days notice. Supplier and its Affiliates shall use reasonable efforts to obtain consent from Supplier's vendors for Interneuron to accompany Supplier and its Affiliates on such inspections of Supplier's vendors. Such notice shall be thirty (30) days advance notice unless Supplier and its Affiliates and Interneuron mutually determine that there is a need for more prompt inspection.

          (b) With respect to the Compound supplied by it, Supplier and its Affiliates shall be responsible for all production process, equipment, cleaning, and analytical validation required by the FDA and shall take all steps necessary to pass government inspection by the FDA and any other governmental agency. Supplier and its Affiliates shall also assist Interneuron in preparing and updating any required regulatory submission and all other documents required by the FDA for approval of the NDA, including providing Interneuron with a right of reference to any Drug Master File related to the Compound. Supplier and its Affiliates shall make no amendment to such Drug Master File without notification to Interneuron and shall make no change that may affect chemical and/or physical properties of the Compound, or analytical protocols/procedures without Interneuron's prior consent. Supplier and its Affiliates shall maintain all appropriate original regulatory documents, retention samples and records relating to its responsibilities with respect to the manufacturing of the Compound according to CGMPs. Compound's manufacturing records, related documents and certificates of analysis may be inspected by Interneuron and or its designee.

                       ARTICLE 3 - FORECASTS AND ORDERING

     3.1  Forecasting.  During the Term, Interneuron shall provide Supplier
          -----------
every calendar month starting upon NDA filing in the United States with a twelve
(12) month rolling forecast including desired delivery dates, of Interneuron's estimated requirements of the Compound, which may be expressed in a reasonable range, and shall update the same on a monthly basis (the "Forecast(s)"). Interneuron will provide Supplier with the initial forecast no later than three
(3) months prior to the anticipated date of First Commercial Sale. Except for the first three (3) months, such Forecast(s) shall not be deemed to be firm orders. After receiving the Forecast, Supplier shall promptly provide Interneuron with Supplier's production schedules and shall immediately notify Interneuron if Supplier and its Affiliates will be unable to supply Interneuron's forecasted requirements of the Compound. Such production schedules shall be provided within fourteen (14) days of receipt of the Forecast.

     3.2  Firm Orders.  In addition to the initial order, the first three (3)
          -----------
months of each Forecast submitted to Supplier shall be a firm order, against which Supplier or its Affiliates is authorized to institute production and Interneuron or its designee is authorized to issue purchase orders (the "Purchase Order(s)"). Together with the issuance of the Forecast, Interneuron or its designee shall forward to Supplier a new Purchase Order(s) of its requirements of the Compound for the new calendar month. Supplier will confirm to Interneuron receipt of such Purchase Order. Supplier and its Affiliates shall use commercially reasonable efforts to fulfill orders made hereunder by delivering the Compound to Interneuron or its designee on or prior to an agreed delivery date, which shall be within sixty (60) days of receipt of such Purchase Order. No delivery is to be made without a Purchase Order.

          (a) Full Lot Quantities.  The Purchase Order(s) for the Compound shall
              -------------------
be in Supplier's and its Affiliates' ordinary full lot quantities or multiples thereof. Supplier and its Affiliates shall use best effort to fill orders with a single lot quantity or multiples thereof.

          (b) Shortages.  Supplier and its Affiliates agree that it will use its
              ---------
best efforts to prevent an interruption of supply to Interneuron and shall immediately notify Interneuron of any problems or unusual production situations which may adversely affect production or quality of the Compound or its Specifications or its timely delivery to Interneuron or its designee. If, at any time during the term of this Agreement, Supplier becomes aware that Supplier and its Affiliates will not be able to satisfy the Forecasts or Purchase Orders for the Compound, then Supplier and its Affiliates shall: (i) give Interneuron immediate notice thereof, and (ii) continue to use commercially reasonable efforts to fulfill orders made pursuant to this Section 3.2.

          (c) Inventories.  Supplier and its Affiliates shall maintain 60 days'
              -----------
inventories of the Compound based on the forecasted amounts, having a shelf life determined in accordance with Section 2.2 hereof and not less than 12 months upon delivering to Interneuron or its designees.

                      ARTICLE 4 - PRICES AND PAYMENT TERMS

     4.1  Price.  Supplier agrees to sell the Compound and Interneuron or its
          -----
designee agrees to purchase the Compound manufactured by Supplier and its Affiliates at the prices (in United States dollars) set forth in Schedule 4.1 attached hereto (as may be amended from time to time). The parties agree that the prices set forth in Schedule 4.1 shall remain in effect through the Initial Term (as defined in Section 6.1) of the Agreement: provided, however, in the event that the Initial Term is extended pursuant to Section 6.1, parties agree to negotiate the new pricing terms to be replaced in Schedule 4.1.

         (a) The prices are determined based on total quantity ordered during the any calendar year during the term of the Agreement (the "Relevant Year"). The price of all Compound actually ordered by Interneuron or its designee during the Relevant Year will be retroactively adjusted prior to the end of the Relevant Year to reflect the benefit of the highest quantity threshold ordered by Interneuron or its designee during the Relevant Year: provided, however, that the quantity of the Compound ordered by Interneuron or its designee during a partial calendar year during the Initial Term will be prorated to reflect an annualized quantity, for example, if the first order is placed on July 1 and a total order of 3 tons was placed through December of the same year, the annualized quantity is calculated to be 6 tons and the price shall be determined accordingly.

         (b) The prices are based on a Japanese Yen ((Yen)) / U.S. Dollar ($) exchange rate of 120 Yen to the U.S. Dollar ("Standard Rate"). The prices shall remain firm as long as the exchange rate remains within plus or minus fifteen percent (15%) of the Standard Rate (the "Range"). If the daily exchange rates published by Wall Street Journal, or some other mutually acceptable publication, fall outside of the Range for a period of ninety (90) consecutive days, the prices for the following calendar quarter and thereafter shall be adjusted according to the following formula with the exchange rate effective as of such 90th day being Current Rate:

               Adjusted = Original X [ 1  +  (Standard (Yen) / $ Rate
                                             ----------------------------
               Current (Yen) / $ Rate) X 0.5]
               ------------------------------
               Price        price                      Standard (Yen) / $ Rate

               Further adjustments shall be made if the daily exchange rates fall outside of the Range (from the then Standard Rate) for a period of ninety (90) consecutive days.

     4.2  Payment Terms.  Interneuron or its designee shall settle invoices
          -------------
received from Supplier within forty-five (45) days from the date of the invoice or, for amounts in dispute pursuant to Section 7.4, within thirty (30) days from the date the dispute is resolved. Payments hereunder shall be in US dollars. The price calculated pursuant to Schedule 4.1 for all Compound delivered to Interneuron or its designees.

     4.3  Most Favored Customer.   In the event that Supplier offers another
          ---------------------
purchaser of the Compound in the United States, (i) prices for the Compound lower than those then in effect for Interneuron or its designee under this Agreement and (ii) under terms and conditions similar to those in effect under this Agreement, Supplier agrees that it shall offer such lower prices to Interneuron or its designee for the Compound.


              ARTICLE 5 - WARRANTY, INDEMNIFICATION AND INSURANCE

     5.1  Warranties.  Supplier and its Affiliates hereby represent and
          ----------
warrant to Interneuron that

          (a) the Compound delivered to Interneuron or its designee hereunder shall, on the date of delivery: (i) conform to the validated routes of synthesis and standards described in Interneuron NDA; (ii) not be adulterated or misbranded within the meaning of the U.S. FDA regulations or, for the Compound labeled for shipment outside the United States, any applicable equivalent law, rule or regulation; (iii) not be prohibited from being introduced into interstate commerce; (iv) perform in accordance with the Specifications; (v) comply with all applicable laws, rules and regulations (including, but not limited to, the CGMP regulations of the FDA applicable to the Compound) and for the Compound labeled for shipment outside the United States, any applicable laws, rules or regulations governing the formulation, manufacture, testing prior to delivery, storage and delivery of the Compound; and (vi) be of merchantable quality;

          (b) it has reviewed and is familiar with the Ferrer Agreement and acknowledges that Interneuron's activities and obligations hereunder are subject to the applicable terms and conditions of the Ferrer Agreement; and

          (c) to Supplier's knowledge, the process by which Supplier and its Affiliates manufacture the Compound does not infringe any Third Party patent directed to a process for the manufacture of the Product or the Compound.

     5.2  Indemnity.  As used herein, the phrase "under this Agreement"
          ---------
includes but is not limited to references to actions under or pursuant to
Article 6 of this Agreement, which might otherwise be post termination of this Agreement.

          (a) Supplier Indemnity.  Supplier shall indemnify, hold harmless and
              ------------------
defend Interneuron and its Affiliates and their respective directors, officers, employees, successors, assignees and agents from and against any and all claims, demands, suits or proceedings, damages and costs (including reasonable attorneys' fees) expenses and losses (collectively "Losses") resulting from the manufacture, use, storage, handling, packaging, distribution or sale of the Compound or of the Product (to the extent that any such Loss arises out of any manufacture, use, storage, handling, packaging, distribution or sale of the Compound) or resulting from the failure of the Compound to meet the requirements of this Agreement, or a breach or violation of Supplier's and its Affiliates' representations or warranties set forth in this Agreement; or the negligence or willful misconduct of Supplier and its Affiliates in the performance of its duties under this Agreement.

         (b) Interneuron Indemnity. Interneuron shall indemnify, hold harmless
             ---------------------
and defend Supplier and its respective directors, officers, employees, successors, assignees and agents from and against any and all Losses arising out of the breach or violation of this Agreement by Interneuron or from the negligence or willful misconduct of Interneuron in the performance of its duties under this Agreement. Interneuron represents and warrants that this Agreement will not result in a breach of or conflict with any agreements in which Interneuron is a party or by which it is bound.

     5.3  Cooperation of the Parties.  Any party claiming indemnification
          --------------------------
pursuant to this Article 5 (the "Claiming Party") shall give prompt written notice to the other party (the "Indemnifying Party") of the commencement of any action, suit or proceeding for which indemnification may be sought, provided that the failure to give such notice shall not excuse the Indemnifying Party from its indemnity obligations hereunder. Upon receipt of such notice, the Indemnifying Party shall assume the defense thereof; provided, however, that the Claiming Party shall be entitled to participate in any such action, suit or proceeding with counsel of its own choice, but at its own expense. If the Indemnifying Party fails to assume the defense within a reasonable time, the Claiming Party may assume such defense and the fees and expenses of its attorneys will be covered by the Indemnifying Party pursuant to the indemnity provisions provided for herein. The Claiming Party will cooperate with the Indemnifying Party at the Indemnifying Party's expense in the defense of any suit. Neither Party shall be liable for any costs resulting from any settlement made by a Party without the consent of the other Party to such settlement, which consent shall not be unreasonably withheld.

     5.4  Joint Negligence.  If any Loss incurred by or rendered against
          ----------------
either Party is due to, or is determined to be due to, both the negligence or willful misconduct of Supplier and its Affiliates as well as the negligence or willful misconduct of Interneuron, then the Parties shall share the costs attributable to such Loss (including but not limited to the cost of defense thereof) in the proportion of that Party's share of the negligence or willful misconduct of the total. Each Party shall give the other Party notice of any Loss to which the preceding sentence applies and the Parties shall cooperate in the defense thereof.

     5.5  Insurance.    At all times during the term of this Agreement and for a
          ---------
period of not less than five (5) years thereafter, each of Supplier and Interneuron shall maintain in full force and effect commercial general liability insurance issued by a reputable insurance company having a Best's rating of B+, Class IV or higher, insuring against all liability, including product liability, personal injury, physical injury and property damage in an amount equal to a minimum of $10 million per occurrence and per year and shall furnish the other Party at its request with a certificate of insurance showing the above coverage, signed by an authorized agent of the insurance company. Each Party shall be named as an additional insured on the other Party's insurance policy.

     5.6  Recall.  Supplier shall reimburse Interneuron for any damages
          ------
incurred by Interneuron resulting from a recall, stop sale or governmental action or direction resulting from a breach of this Agreement by Supplier or from negligence due to Supplier's actions or inactions.


                        ARTICLE 6 - TERM AND TERMINATION

     6.1  Term.  The Term of this Agreement shall run from the date of this
          ----
Agreement until the fifth anniversary of the First Commercial Sale ("Initial Term"): provided that either party shall have the right to extend the term of this Agreement for one year periods by giving the other party notice of its intention to renew within thirty (30) days prior to the expiration of the then term.

     6.2  Termination. Notwithstanding anything contained herein to the
          -----------
contrary, either party shall have the right to terminate this Agreement for cause according to the provisions of Section 6.2.1 below. In the event of such termination, the rights and obligations hereunder, including any payment obligations not due or not owed as of the termination date shall terminate.

          6.2.1  Termination for Cause. This Agreement may be terminated by
                 ---------------------
written notice at any time during the term of this Agreement:

          (a) by either party if the other party is in breach of its material obligations hereunder by causes and reasons within its control and has not cured such breach within sixty (60) days after notice requesting cure of the breach; or

          (b) by either party upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other party; provided, however, in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the other party consents to the involuntary bankruptcy or such party has not taken steps to oppose the initiation of such actions against it within sixty (60) days after the filing thereof.

          (c) by Interneuron if the FDA or any other regulatory agency takes any action which would prohibit or materially restrict the manufacture, sale or use of the Compound or the Product.

          6.2.2  Effect of Termination for Cause.  In the event either party
                 -------------------------------
terminates this Agreement under Section 6.2.1, the other party shall be entitled to any payments then due or owing under this Agreement and the terminating party shall have no further rights hereunder.

     6.3  Effect of Expiration or Termination. Expiration or termination of
          -----------------------------------
this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination, and the provisions of Article 7 shall survive the expiration or termination of this Agreement and shall continue in effect for seven (7) years from the date of expiration or termination. Any expiration or early termination of this Agreement shall be without prejudice to the rights of either party against the other accrued or accruing under this Agreement prior to termination.

     6.4  Survival.  Notwithstanding anything herein to the contrary, the
          --------
provisions of Articles 5 and 7 as well as those portions of Sections 6.2 and 6.3, which relate to post termination rights and obligations, shall survive any termination of this Agreement.


               ARTICLE 7 - CONFIDENTIALITY AND DISPUTE RESOLUTION

     7.1  Non-disclosure and Non-Use Obligations. All proprietary information
          --------------------------------------
disclosed by one party to any other party hereunder shall be maintained in confidence and shall not be disclosed to any nonparty or used for any purpose except as expressly permitted herein without the prior written consent of the other parties to this Agreement. The foregoing nondisclosure and nonuse obligations shall not apply to the extent that such proprietary information:

          (a) is known by the receiving party at the time of its receipt, and not through a prior disclosure by the disclosing party, as documented by business records;

          (b) is properly in the public domain;

          (c) is subsequently disclosed to a receiving party by a third party who may lawfully do so and is not under an obligation of confidentiality to the disclosing party; or

          (d) is developed by the receiving party independently of proprietary information received from the other party, as documented by research and development records.

     7.2  Permitted Disclosure of Proprietary Information. Notwithstanding
          -----------------------------------------------
Section 7.1, a party receiving proprietary information of the other party may disclose such proprietary information:

          (a) to governmental or other regulatory agencies in order to obtain patents or to gain approval to conduct clinical trials or to market Product, but such disclosure may be only to the extent reasonably necessary to obtain patents or authorizations;

          (b) to its sublicensees, agents, consultants, Affiliates and/or other third parties for the research and development, manufacturing and/or marketing of the Product (or to such third parties to determine their interest in performing such activities) on the condition that such third parties agree to be bound by the confidentiality obligations contained in this Agreement; or

          (c) is required to be disclosed by law or court order, provided that notice is promptly delivered to the other party in order to provide an opportunity to challenge or limit the disclosure obligations; provided, however, without limiting any of the foregoing it is understood that any party hereto, including any Affiliate, may make reasonable disclosure of this Agreement, and the terms hereof in any filings required by the Securities and Exchange Commission, subject to requests for confidential treatment for certain provisions of this Agreement, as agreed to by the parties.

     7.3  Applicable Law.   The Agreement shall be governed by and construed
          --------------
in accordance with the laws of the State of New York in the United States without reference to any rules of conflict of laws.

     7.4  Dispute Resolution. The parties agree to attempt initially to solve
          ------------------
all claims, disputes, or controversies arising under, out of, or in connection with this Agreement by conducting good faith negotiations. If the parties are unable to settle the matter between themselves, the matter shall thereafter be resolved by alternative dispute resolution, starting with mediation and including, if necessary, a final and binding arbitration. Whenever a party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other party. The party giving such notice shall refrain from instituting the arbitration proceedings for a period of sixty (60) days following such notice. During such period, the parties shall make good faith efforts to amicably resolve the dispute without arbitration. All disputes arising in connection with this Agreement shall be finally settled under the Rules of Arbitration of the American Arbitration Association by one or more arbitrators appointed in accordance with the said Rules. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.


                         ARTICLE 8 - GENERAL PROVISIONS

     8.1  Force Majeure.  Neither Party shall be deemed to be in breach hereof
          -------------
on account of any delay in delivery or other performance caused in whole or in part by, or otherwise materially related to, the occurrence of any contingency beyond Supplier's or Interneuron's control, including but not limited to: war or hostility; failure or delay on land, water or air transportation; act of any government or agency, subdivision or branch thereof; judicial action; strikes or other labor disputes; accident, fire, explosion, flood, storm, earthquake or other acts of God; shortage of labor, fuel, power, inventory or machinery; technical failures; delay or failure to perform by any supplier; or, in general, any other contingency whatsoever (whether similar or dissimilar to those set forth herein) where Supplier or Interneuron has exercised ordinary care in the prevention thereof. In the event of any contingency as described hereunder, the affected Party shall give immediate notice thereof to the other. The affected Party shall render the delayed performance in the manner as practicable as possible after such event of force majeure has ceased or otherwise abated sufficiently in order to permit it to do so without incurring any material additional expense which it would not have had in the absence of such event of force majeure.

     8.2  Notices.  All notices, requests, reports, demands and other
          --------
communications made or given under the terms of this Agreement or in connection herewith shall be in writing and shall be either personally delivered, transmitted by postage prepaid registered mail, by courier providing documentation of receipt or by telecopier (confirmed in writing by postage prepaid registered mail or by such courier), and shall be addressed to the appropriate Party at the addresses set forth in Schedule 8.2 hereto or to such other address or place as such Party may from time to time designate. Any notice, request, demand or other communication given or made pursuant to this section shall be deemed effective on the date which is the confirmed date of receipt by the registered mail or courier service.

     8.3  Non-Waiver of Rights.  The failure by either party at any time to
          --------------------
enforce any of the provisions of this Agreement shall not be construed as a waiver of such provisions or any other provisions hereof. The exercise by either party of any of its rights herein or at law or in equity shall not preclude or prejudice such party from exercising any other rights provided herein or at law or in equity.

     8.4  Entire Agreement - Modifications.  This Agreement supersedes all
          --------------------------------
prior agreements, oral or written, between the Parties hereto with respect to the subject matter hereof and contains the entire and only agreement between the Parties regarding the subject matter hereof (except as otherwise expressly provided herein), and any representation, terms or conditions relating thereto or in connection therewith, oral or in writing, not incorporated herein will not be binding upon either Party. No modification or discharge of this Agreement or any of the provisions hereof nor any representation, promise or condition relating to this Agreement nor any terms or conditions of any purchase order, invoice, shipping document or other document shall be binding unless made in writing with express reference to this Agreement and signed by authorized representatives of both parties. The Parties hereby acknowledge and agree that if there shall be at any time a conflict, misinterpretation or discrepancy between this Agreement and any other documentation between Interneuron and Supplier relating to this Agreement, including any invoices for the Compound or purchase orders, the provisions of this Agreement shall prevail to the extent permitted by applicable law. Notwithstanding anything herein to the contrary, the Parties may mutually amend any of the Schedules hereto at any time during the Term by executing a version thereof dated after the then-current version. All of the Schedules, and any amendments thereto made pursuant to this section, are a part of this Agreement and are hereby incorporated herein.

     8.5  Assignment.  Neither Party may assign or delegate any of its rights
          ----------
or obligations hereunder without the prior written approval of the other except that either Party may transfer all or part of this Agreement to an Affiliate or to a successor in interest or transferee of all or substantially all of the portion of the business to which this Agreement relates, by means of prior notice hereunder to the other Party, provided that such assignee or successor assumes in writing the performance of all the terms and conditions of this Agreement to be performed by said Party.

     8.6  Severability.  If one or more of the provisions contained in this
          ------------
Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the remaining portions hereof shall remain in full force and effect. If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law. If the terms and conditions of this Agreement are materially altered as a result of the preceding two sentences, the Parties shall negotiate in good faith the terms and conditions of this Agreement to resolve any inequities. In the absence of agreement within ninety (90) days of commencing negotiations, the Parties will seek arbitration pursuant to Section 7.4.

     8.7  Interpretation.  Unless expressly set forth, the use of the singular
          --------------
form of terms herein shall include the plural and the use of the plural form of terms herein shall include the singular. The word "including" shall be deemed to be followed by the words "without limitation." Headings are for reference only and shall not be used to interpret this Agreement.

     8.8  Independent Contractors.    It is expressly agreed that Interneuron
          -----------------------
and Supplier are independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Supplier nor Interneuron shall have the authority to make any statements, representations or commitments, or to take any action, which shall be binding on the other, without the prior consent of the other Party to do so.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.


KYOWA HAKKO U.S.A., INC.


By:    /s/ Toshifumi Asada
       -------------------

Name:  Toshifumi Asada
       ---------------

Title: President and CEO
       -----------------



INTERNEURON PHARMACEUTICALS, INC.


By:    /s/ Glenn L. Cooper, M.D.
       -------------------------

Name:  Glenn L. Cooper, M.D.
       ---------------------

Title: President and Chief Executive Officer
       -------------------------------------

                                 Schedule 1.10

                                 Specifications
                                 --------------


                           CITICOLINE MONOSODIUM SALT
                           --------------------------


TEST:                                            SPECIFICATION:


         [*]                                        [*]


         [*]                                        [*]

         [*]                                        [*]

         [*]                                        [*]

         [*]                                        [*]

         [*]                                        [*]

         [*]                                        [*]

         [*]                                        [*]

         [*]                                        [*]


         [*]                                        [*]

                  [*]                               [*]

                  [*]                               [*]

                  [*]                               [*]

                  [*]                               [*]

                  [*]                               [*]

         [*]                                        [*]

         [*]                                        [*]

         [*]                                        [*]

         [*]                                        [*]

         [*]                                        [*]

         [*]                                        [*]

         [*]                                        [*]




----------------------------------
*Confidential treatment requested.

                                  Schedule 4.1


                     Pricing Terms [United States Dollars]
                     -------------------------------------



Quantity in Relevant Year    Price per kg (Delivered)
Up to 5 tons                                     $[*]
5-10 tons                                        $[*]
10-20 tons                                       $[*]
Over 20 tons                                     $[*]

----------------------------------
*Confidential treatment requested.

                                 Schedule 8.2

                               Notice Addresses
                               ----------------


1.  If to Interneuron:

          Interneuron Pharmaceuticals, Inc.
          99 Hayden Avenue, Suite 200
          Lexington, Massachusetts 02421
          Attention:  President

2.  If to Kyowa Hakko U.S.A., Inc.:

          Kyowa Hakko U.S.A., Inc.
          599 Lexington Avenue
          Suite 4103
          New York, New York 10022
          Attention:  President

                                 Appendix 1.24
                                 -------------

                        Kyowa Hakko Agreement Assignment

                                 Appendix 1.25
                                 -------------


                             MIT Consent Agreement

                                 Appendix  4.3
                                 -------------

                         The Steering Committee Members

Takeda Chemical Industries, Ltd.

1. Wayman Wendell Cheatham, M.D., FACE
   Director, Medical & Regulatory Affairs
   Takeda Pharmaceuticals America, Inc.

2. Linda J. Peters, M.S.
   Associate Director, Regulatory Affairs
   Takeda Pharmaceuticals America, Inc.

3. Shigeru Toyoda
   Product Manager, Product Management Group I
   Pharmaceuticals International Division
   Takeda Chemical Industries, Ltd.

4. Makoto Iwane
   Manager, Strategic Development Department
   Strategic Planning Pharmaceutical Development Division
   Takeda Chemical Industries, Ltd.





Interneuron Pharmaceuticals, Inc.

1. Bobby W. Sandage, Jr., Ph.D.
   Executive Vice President, Research & Development

2. Richard Gammans, Ph.D.
   Senior Vice President, Clinical Research

3. Sonja Loar, Pharm. D.
   Vice President, Regulatory & Scientific Affairs

4. Gregory Lerch
   Executive Director, Regulatory Affairs & Pharmaceutical Development

                                  Appendix 5.2
                                  ------------


                                 Press Release

FOR IMMEDIATE RELEASE
---------------------

CONTACT, AT (781) 402-3410:
    GLENN L. COOPER, M.D.                            WILLIAM B. BONI
    PRESIDENT AND CEO                                VP, CORP. COMMUNICATIONS


            INTERNEURON LICENSES NORTH AMERICAN RIGHTS FOR CERAXON

                      TO TAKEDA CHEMICAL INDUSTRIES, LTD.

        COMPOUND NEARING THE END OF PHASE 3 CLINICAL TRIALS FOR STROKE


LEXINGTON, MA, December 2, 1999 -- Interneuron Pharmaceuticals, Inc. (NASDAQ:
IPIC) today announced an agreement with Takeda Chemical Industries, Ltd. (J.TKD
4502) under which Interneuron has licensed to Takeda exclusive North American commercialization rights to CerAxon (citicoline), Interneuron's Phase 3 product under development for ischemic stroke. The agreement includes $73 million in near-term licensing and milestone payments from Takeda, the largest pharmaceutical company in Japan, to Interneuron.

Under the agreement, Interneuron will receive $13 million in licensing and other guaranteed payments in 1999 and $60 million in payments contingent upon the achievement of future regulatory milestones in the U.S. and Canada. Takeda will also pay Interneuron royalties on net sales. In addition, Takeda will fulfill the royalty payment obligations of Interneuron to Ferrer Internacional, S.A., pursuant to Interneuron's agreement with Ferrer. Takeda would be responsible for funding future Phase 4 studies of CerAxon in stroke and, in the future, Phase 3 studies for additional indications.

"Our agreement ensures that Takeda's considerable expertise and experience with citicoline will benefit the regulatory review and marketing of this drug in the U.S.," said Glenn L. Cooper, M.D., president and chief executive officer of Interneuron. "As the discoverer and originator of citicoline, Takeda has conducted extensive clinical testing with the drug in Japan and has gathered data that will be included in our regulatory filing package in the U.S. In addition, from a marketing perspective Takeda understands the particular competitive advantages of this compound in treating stroke.


                                    - more -

"Terms of the agreement include royalty payments that allow Interneuron to participate meaningfully in the profitability of this compound," said Dr. Cooper. "Finally, securing a corporate partner with the resources of Takeda at this time provides the foundation for a timely product launch following regulatory review."

Enrollment in Interneuron's 899-patient, Phase 3 ECCO 2000 (Effects of Citicoline on Clinical Outcome 2000 mg) clinical trial was completed in late August 1999. ECCO 2000 is the largest clinical trial of citicoline in stroke conducted to date worldwide. Preliminary results from the trial are expected at the beginning of calendar year 2000. Pending a complete analysis of the results and a positive outcome, Interneuron plans to re-submit the New Drug Application
(NDA) for citicoline under Takeda's name. Citicoline has been granted "fast track" status by the FDA, reflecting the agency's determination that it is intended to treat a serious or life-threatening condition that currently has an unmet medical need.

Takeda will file the Canadian regulatory filing counterpart for citicoline under its name. Interneuron and Takeda will jointly oversee the development and regulatory filings of citicoline in the U.S. and Canada.

Takeda intends to directly commercialize CerAxon through Takeda Pharmaceuticals America, Inc., established in 1998 as the wholly owned U.S. marketing subsidiary of Takeda Chemical Industries, Ltd. Takeda Pharmaceuticals America co-promotes Actos (pioglitazone hydrochloride) with Eli Lilly and Company in the U.S. diabetes market.

In 1993, Interneuron licensed exclusive marketing and manufacturing rights to citicoline in the U.S. and Canada, based on an MIT (Massachusetts Institute of Technology) patent, from Ferrer Internacional, S.A., a leading European pharmaceutical company. Interneuron subsequently obtained an exclusive right to use a Japanese clinical database of citicoline from Takeda.

Takeda Chemical Industries, Ltd. is an R&D-oriented corporation specializing in pharmaceuticals and is the largest pharmaceutical company in Japan. Its main prescription drug products, leuprolide (GnRH analogue) and lansoprazole (proton pump inhibitor), are marketed in more than 70 countries.

Interneuron Pharmaceuticals is engaged in the development and commercialization of a portfolio of products and product candidates for central nervous system and other disorders, including multiple compounds in late-stage clinical development.


                                    - more -

Except for the descriptions of historical facts contained herein, this press release contains forward-looking statements that involve risks and uncertainties that could cause the Company's actual results and financial condition to differ materially from those anticipated by the forward looking statements. These risks and uncertainties are set forth in the Company's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under "Risk Factors" and elsewhere, and include, but are not limited to, risks relating to the Redux-related litigation, uncertainties relating to clinical trials and regulatory approvals; need for additional funds and corporate partners; history of operating losses and expectation of future losses; product liability; dependence on third parties for manufacturing and marketing; the early stage of products under development; government regulation, patent risks and competition.


                                      ###

                               Appendix 6.2.4(a)
                               -----------------

                              Reduction of Payment



Key Assumptions

Net Sales in Territory in Year in Question               US$500MM
Net Sales in Country A in Benchmark Year                 US$400MM
Net Sales in Country A in Year in Question               US$300MM

Step 1: Calculate Weighted Average Rate of Payment with respect to Year in Question
         Calculation of Total Amount of Payment
         (US$300MM x [*]) + (US$200MM x [*]) = US$[*] (Total Amount of Payment)


         Calculation of Weighted Average Rate of Payment:
         [*] (Weighted Average Rate of Payment)

Step 2:  Calculate Adjusted Percentage of Payment
         [*] (Adjusted Rate)

Step 3: Calculate Adjusted Amount of Payment in Country A with respect to Year in Question
         US$300MM x [*] = US$[*] (Adjusted Amount of Payment in Country A in Year in Question)

Step 4: Calculate Adjusted Total Amount of Payment in Territory in Year in Question
         US$[*] - US$[*] = US[*] (Adjusted Total Amount of Payment in Territory in Year in Question)


-----------------------------------
* Confidential treatment requested.